UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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The St. Joe Company 130 Richard Jackson Boulevard Suite 200 Panama City Beach, Florida 32407

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS
April 1, 2025
Dear Shareholder:
It is my pleasure to invite you to attend The St. Joe Company’s Annual Meeting of Shareholders (the “Annual Meeting”). The meeting will be held on May 13, 2025, at 9:00 am, Central Daylight Time, at the Embassy Suites by Hilton Panama City Beach Resort, 16006 Front Beach Road, Panama City Beach, FL 32413. At the meeting, you will be asked to:
1.	Elect five directors for a one-year term expiring at the 2026 annual meeting of shareholders or until his or her successor is elected and qualified.
2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2025 fiscal year.
3.	Approve, on an advisory basis, the compensation of our named executive officers.
4.	Approve The St. Joe Company 2025 Performance and Equity Incentive Plan.
5.	Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.
Only shareholders of record as of the close of business on March 19, 2025 may vote at the Annual Meeting.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, please vote by Internet, telephone or mail, in each case by following the instructions in our proxy statement.
In addition, following the conclusion of the Annual Meeting, we will be hosting a driving tour of some of our Northwest Florida properties for shareholders who attend the Annual Meeting. The tour will begin at approximately 1:00 pm, Central Daylight Time on May 13, 2025. Space for the tour is limited and advanced registration is required. Please email us at JOE2025@joe.com no later than April 28, 2025 to reserve your seat for the tour or to request additional details regarding the tour.
We look forward to speaking with you on May 13, 2025.
Sincerely,

Jorge L. Gonzalez
President, Chief Executive Officer and Chairman of the Board
We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 1, 2025. St. Joe’s proxy statement and annual report are available online. You may access these materials by going online at: www.proxyvote.com and furnishing the sixteen (16) digit Control Number from your proxy card/notice to vote.

The St. Joe Company | 2025 Proxy Statement i

The St. Joe Company | 2025 Proxy Statement ii

PROXY STATEMENT
Proxy Statement for Annual Meeting of Shareholders to be held on May 13, 2025
You are receiving this proxy statement because you own shares of common stock of The St. Joe Company (“St. Joe,” “the Company,” “we,” “our” and “us”) that entitle you to vote at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.
Date, Time and Location of the Annual Meeting of Shareholders
We will hold the Annual Meeting on May 13, 2025, at 9:00 a.m., Central Daylight Time, at the Embassy Suites by Hilton Panama City Beach Resort, 16006 Front Beach Road, Panama City Beach, FL 32413.
The St. Joe Company | 2025 Proxy Statement 1

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING AND RELATED MATTERS
Q:	Who may attend the Annual Meeting and/or the tour?
A:
Only shareholders and persons holding proxies from shareholders may attend the Annual Meeting and/or the tour. If you plan to attend either event, please bring a photo ID. If your shares are held in the name of a brokerage firm, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that brokerage firm or other agent that confirms you are the owner of those shares.

Q:	Who may vote at the Annual Meeting?
A:
Only holders of record of shares of our common stock at the close of business on March 19, 2025, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting. On the record date, we had 58,222,315 shares of our common stock outstanding and entitled to be voted at the meeting.

Q:	How many votes do I have?
A:	You may cast one vote for each share of our common stock held by you as of the record date on all matters presented at the meeting.
Q:	What constitutes a quorum, and why is a quorum required?
A:
A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock as of the record date, present in person or represented by proxy and entitled to vote, will constitute a quorum. Proxies received but marked as abstentions, if any, proxies returned without making any selections, if any, and broker non-votes (described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Q:	What is the difference between a shareholder of record and a beneficial owner?
A:	If your shares are registered directly in your name with St. Joe’s transfer agent, Equiniti Trust Company (“EQ”), you are considered the “shareholder of record” with respect to those shares.

If your shares are held by a brokerage firm, bank, trustee or nominee, you are considered the “beneficial owner” of shares held in street name. Notice of Internet Availability of Proxy Materials (the “Notice”) has been forwarded to you by your nominee who is considered the “shareholder of record” with respect to those shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following its instructions for voting.
The St. Joe Company | 2025 Proxy Statement 2

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING AND RELATED MATTERS
Q:	How do I vote?
A:
To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting information form, as applicable. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

	IF YOU ARE A SHAREHOLDER OF RECORD(1)	IF YOU ARE A BENEFICIAL OWNER
By Internet(1)	www.proxyvote.com	www.proxyvote.com
By Telephone(1)	1-800-690-6903	1-800-690-6903
By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your bank, brokerage firm, broker-dealer or other similar organization makes available
At the Annual Meeting	Shareholders who attend the Annual Meeting will be able to vote in-person	Beneficial owners who obtain a “legal proxy” from the brokerage firm, bank, trustee, or nominee that holds their shares gives them the right to vote the shares at the Annual Meeting in-person

(1)
Detailed instructions for Internet and telephone voting are set forth on the Notice, which contains instructions on how to access our proxy statement and annual report online. Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. Shareholders voting by Internet or telephone should understand that, while we and Broadridge Financial Solutions, Inc. (“Broadridge”) do not charge any fees for voting by Internet or telephone, there may still be costs, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

Q:	What am I being asked to vote on?
A:	At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	To elect five directors for a one-year term expiring at the 2026 annual meeting of shareholders or until his or her successor is elected and qualified.	FOR EACH NOMINEE
2.	To ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the 2025 fiscal year.	FOR
3.	To approve, on an advisory basis, the compensation of our named executive officers (the “Say on Pay” proposal).	FOR
4.	To approve The St. Joe Company 2025 Performance and Equity Incentive Plan (the “2025 Equity Incentive Plan”).	FOR
Other Proposals	We will also consider such other business that properly comes before the Annual Meeting in accordance with Florida law and the Second Amended and Restated Bylaws of the Company (the “Bylaws”).

Q:	What happens if additional matters are presented at the Annual Meeting?
A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Messrs. Howard S. Frank and Jorge L. Gonzalez, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Florida law and our Bylaws.

The St. Joe Company | 2025 Proxy Statement 3

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING AND RELATED MATTERS
Q:	How many votes are needed to elect each director nominee (Proposal 1)?
A:
Under our Bylaws, a majority of the votes cast (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee) is required for the election of directors in an uncontested election. In addition, pursuant to our Corporate Governance Guidelines (“Guidelines”), any nominee in an uncontested election who receives a greater number of “AGAINST” votes than “FOR” votes must tender such director’s resignation for consideration by the Governance Committee (as defined below) who will recommend to the Board the action to be taken.

Q:	How many votes are needed to approve the ratification of Grant Thornton (Proposal 2)?
A:
Under our Bylaws, the votes cast favoring the action must exceed the votes cast opposing the action to approve the ratification of Grant Thornton as our independent registered certified public accounting firm.

Q:	How are votes counted for the advisory proposal regarding Say on Pay (Proposal 3)?
A:	Proposal 3 is an advisory vote, which means that while we ask shareholders to approve the resolution regarding Say on Pay, this is not an action that requires shareholder approval.

Consequently, the provisions of our Bylaws regarding voting requirements do not apply to this proposal based on the number of votes cast. We will report the result of the shareholder votes on this proposal based on the number of votes cast. If more shares vote “FOR” the Say on Pay proposal than vote “AGAINST,” we will consider the proposal approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.
Q:	What is the effect of the advisory vote on Proposal 3?
A:
Although the advisory vote on Proposal 3 is non-binding, our Board and our CHC Committee (as defined below) will review the result of the vote and take it into account in making determinations concerning executive compensation for 2025.

Q:	How many votes are needed to approve the 2025 Equity Incentive Plan (Proposal 4)?
A:	Under our Bylaws, the votes cast favoring the action must exceed the votes cast opposing the action to approve the 2025 Equity Incentive Plan.
Q:	What if I am a beneficial owner of shares and I do not give the nominee voting instructions?
A:
If you are a beneficial owner of shares and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange (“NYSE”) regarding whether or not it can exercise discretionary voting power for any particular proposal if such broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions only with respect to certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular matter because the nominee does not have discretionary voting authority for that matter and has not received instructions from the beneficial owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as a vote cast with respect to a matter on which the nominee has expressly not voted.

Other than the proposal to approve the ratification of Grant Thornton (Proposal 2), none of the proposals described in this proxy statement relate to “routine” matters. As a result, a broker will not be able to vote your shares with respect to Proposals 1, 3 and 4 absent your voting instructions.
Q:	What if I sign and return my proxy without making any selections?
A:
If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the five director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4. If other matters properly come before the meeting, Messrs. Howard S. Frank and Jorge L. Gonzalez will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of other business to be acted upon at the Annual Meeting other than as disclosed in this proxy statement.

The St. Joe Company | 2025 Proxy Statement 4

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING AND RELATED MATTERS
Q:	What if I abstain from voting on a proposal?
A:
If you sign and return your proxy marked “ABSTAIN” on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

The table below sets forth, for each proposal on the ballot: (1) whether a broker can exercise discretion and vote your shares with respect to such proposal absent your instructions; (2) the impact of broker non-votes (if applicable) on the approval of the proposal; and (3) the impact of abstentions on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions	Impact of Broker Non-Vote	Impact of Abstentions
Election of Directors	No	None	None
Ratification of Auditors	Yes	Not Applicable	None
Say on Pay	No	None	None
Approval of 2025 Equity Incentive Plan	No	None	None

Q:	Can I change my vote after I have delivered my proxy?
A:	Yes. If you are a shareholder of record, you may revoke your proxy at any time before its exercise by:
•	Written notice to our Corporate Secretary at The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407;
•	Executing and delivering to our Corporate Secretary a new proxy with a later date;
•	Submitting a telephonic or Internet vote with a later date (only your last Internet or telephone proxy submitted prior to the meeting will be counted); or
•	By voting at the Annual Meeting.
If you are a beneficial owner of shares, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote at the Annual Meeting.
Q:	What does it mean if I receive more than one proxy card?
A:	If you receive more than one proxy card, it means that you hold shares of St. Joe in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

Alternatively, if you vote by telephone or on the Internet, you will need to vote once for each proxy card you receive.
Q:	Where can I find voting results of the Annual Meeting?
A:	We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.
Q:	Who will count and certify the votes?
A:	Representatives of Broadridge and our Corporate Secretary will count the votes and certify the election results.
Q:	Who pays for the cost of proxy preparation and solicitation?
A:
The accompanying proxy is solicited by the Board. We have engaged Broadridge to assist us in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting for an estimated cost of $63,555, plus expenses. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of

The St. Joe Company | 2025 Proxy Statement 5

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING AND RELATED MATTERS
brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail, email, and the Internet. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.
Q:	Who should I call with other questions?
A:
If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407, Attention: Investor Relations, Telephone: (850) 231-6400.

The St. Joe Company | 2025 Proxy Statement 6

PROPOSAL 1 - ELECTION OF DIRECTORS
Under our Bylaws, directors are elected for a one-year term expiring at the next annual meeting of shareholders or until his or her successor is elected and qualified. Our Board currently has five members. Upon the recommendation of the Governance Committee (as defined below), our Board has nominated each of the following current directors for re-election at the Annual Meeting: Cesar L. Alvarez, Howard S. Frank, Rhea Goff, Jorge L. Gonzalez and Thomas P. Murphy Jr. (collectively, the “Director Nominees”). The Board has nominated each of these persons to serve as a director for a one-year term that will expire at the 2026 annual meeting of shareholders or until his or her successor is elected and qualified, and each has consented to serve if elected.
We believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success. Our directors were nominated because each possesses the highest standards of personal integrity and interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors as a group complement each other and each other’s respective experiences, skills and qualities.
The St. Joe Company | 2025 Proxy Statement 7

PROPOSAL 1 - ELECTION OF DIRECTORS
Each director’s principal occupation and other pertinent information about the particular experiences, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.

Cesar L. Alvarez Age 77 Director since 2012 Committees: • Audit • CHC • Governance
Mr. Alvarez is the Senior Chairman of the international law firm of Greenberg Traurig, LLP, a position he has held since February 2016. He previously served as the law firm’s Executive Chairman and Co-Chairman from January 2010 to January 2016 and as the firm’s Chief Executive Officer from 1997 until his election as Executive Chairman in 2010. During his combined 15-year tenure as Chief Executive Officer and Executive Chairman, Mr. Alvarez led the firm to become one of the top ten law firms in the United States and globally with offices in the United States, Europe, Middle East, Asia and Latin America.

Mr. Alvarez currently serves as Vice-Chairman of the board of directors of Watsco, Inc. (NYSE), where he has served since June 2017 and previously served as a director from May 1997 to May 2015. In addition, he serves on the board of directors for the Intrexon Corporation, now known as Precigen, Inc. (NASDAQ), where he has served since February 2008. Previously, Mr. Alvarez served on the board of directors of the Fairholme Funds, Inc. (“Fairholme Funds”), a family of publicly-traded focused investment funds until his retirement in February 2020.

Qualifications. The Board nominated Mr. Alvarez to serve as a director due to his management experience as the Senior Chairman and as former Chief Executive Officer of one of the nation’s largest law firms with professionals providing services in multiple locations across the world, as well as his many years of corporate governance experience, both counseling and serving on the boards of directors of other publicly traded companies.

Howard S. Frank Age 84 Director since 2011 Lead Independent Director since 2024 Committees: • Audit (Chairman) • CHC (Chairman) • Governance (Chairman)
Until November 30, 2023, Mr. Frank was a Senior Advisor to the Chief Executive Officer of the Costa Group, Europe’s largest cruise company, a position he held since December 2017. From January 1998 until December 2012, Mr. Frank served as the Chief Operating Officer and Vice Chairman of the board of directors of Carnival Corporation & plc (“Carnival”) (NYSE), the largest cruise vacation group in the world. Mr. Frank is a past Chairman and a Trustee Emeritus of the New World Symphony. Until November 30, 2023, he served on the board of Venezia Investimenti, SRL and APVS SRL in Venice, Italy. Previously, Mr. Frank served on the board of directors of the Fairholme Funds, a family of publicly-traded focused investment funds until his retirement in February 2020.

Qualifications. The Board nominated Mr. Frank to serve as a director because of his extensive financial and operating experience and sound business judgment demonstrated throughout his career with Carnival, as well as his experience as an Audit Committee Chair with Fairholme Funds.

Rhea Goff Age 44 Director since 2024
Ms. Goff currently serves as our Senior Vice President and Chief Administrative Officer, a position she has held since April 2019. Ms. Goff oversees functions and teams that provide support to the Company’s operating segments. Ms. Goff began working for the Company in 2003 as a Human Resources Assistant at the WaterColor Inn & Resort focusing on human resources for the Company’s hospitality operations in Walton and Bay Counties. In 2005, Ms. Goff’s role expanded to a corporate position managing human resources for the Northwest Florida region. Ms. Goff is now responsible for oversight of all human resources operations throughout the Company. She also oversees Marketing and Information Technology as well as a variety of the Company’s corporate administration, policies, and compliance matters. Ms. Goff earned her bachelor’s degree from Florida State University in 2001. Ms. Goff previously served on the Boards of various education and community organizations. Ms. Goff currently serves on the Boards of The St. Joe Community Foundation, Florida’s Great Northwest, Florida’s Great Northwest Foundation, and the Walton County School District Business Advisory Board, the Board of Trustees of Northwest Florida State College and the Florida Commission on Community Service.

Qualifications. The Board nominated Ms. Goff to serve as a director because of her extensive knowledge of the Company's businesses and experience overseeing various aspects of the Company's operations, including human resource operations and information systems.

The St. Joe Company | 2025 Proxy Statement 8

PROPOSAL 1 - ELECTION OF DIRECTORS

Jorge L. Gonzalez Age 60 Director since 2015 Chairman of the Board since 2024
Mr. Gonzalez joined us in 2002 and has served as our President and Chief Executive Officer (“CEO”) since November 2015. During his time with the Company, Mr. Gonzalez has served in roles of increasing responsibility. Mr. Gonzalez has three decades of continuous experience in various planning and real estate related roles. Mr. Gonzalez currently serves on The Florida State University’s Board of Trustees and the Board of Trustees of The St. Joe Community Foundation and has previously served on various community boards and organizations, including as the Chairman of the Bay County Economic Development Alliance, the Gulf Coast Regional Medical Center Board of Directors, the Panama City Beach Chamber of Commerce Board of Directors, the Florida Chamber of Commerce Board of Directors, and Enterprise Florida. Mr. Gonzalez has undergraduate and graduate degrees from Florida State University.

Qualifications. The Board nominated Mr. Gonzalez to serve as a director because of his extensive experience in the real estate development industry, including as an executive officer of the Company.
Thomas P. Murphy, Jr. Age 76 Director since 2011 Committees: • Audit • CHC • Governance
Mr. Murphy is Founder, Chairman and Chief Executive Officer of Coastal Construction Group (“Coastal”). Prior to the formation of Coastal, Mr. Murphy became the youngest contractor in state history, earning his contractor’s license at age 19 while attending the University of Miami. He left school to renovate the fraternity house in which he was living and has been in the construction and development business ever since. Today, Coastal is one of the leading general contractors in Florida with more than $5.0 billion in active commercial and residential projects throughout the state. From 2008 until 2018, Mr. Murphy served on the board of directors of Interval Leisure Group, a publicly-traded hospitality company which was acquired by Marriott Vacations Worldwide. Mr. Murphy is also an honorary board member of Baptist Health Systems of South Florida. In addition, Mr. Murphy is a member of the Construction Industry Round Table, the National Association of Home Builders and the Florida Home Builders Association.

Qualifications. The Board nominated Mr. Murphy to serve as a director because of his valuable entrepreneurial skills and extensive knowledge of construction and real estate in Florida as well as his previous experience serving on the board of directors of a publicly-traded company.

Recommendation of the Board of Directors
The Board recommends a vote “FOR” each of the Director Nominees.
The St. Joe Company | 2025 Proxy Statement 9

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted our Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Guidelines include, among other things:
•	Director independence (including our Policy Regarding Director Independence Determinations);
•	Director diversity, qualifications, selection, responsibilities and tenure;
•	Board structure;
•	Director resignation policy;
•	Director compensation; and
•	Management succession.
From time to time, the Governance Committee (as defined below) will review our Guidelines and, if necessary, will recommend changes to the Board. Our Guidelines are available to view under the Investor Relations - Corporate Governance section of our website, located at www.joe.com.
Board Leadership Structure
As stated in our Guidelines, it is our policy that the positions of CEO and Chairman of the Board may be filled by the same person or different persons. As such, the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company at the relevant time. Pursuant to our Guidelines, in the event the Chairman of the Board and CEO roles are combined, or if the Chairman of the Board is not an independent director, the Board will appoint a lead independent director (the “Lead Independent Director”) to serve as the leader and representative of the independent directors in interacting with the Chairman of the Board and CEO and, when appropriate, our shareholders and the public.
In connection with retirement of our former Chairman of the Board, Mr. Berkowitz, the Board determined that a combined CEO-Chairman of the Board coupled with an empowered Lead Independent Director would be the most appropriate corporate governance structure for the Company and its shareholders at this time. Accordingly, in October 2024, the Board appointed Mr. Gonzalez as Chairman of the Board and Mr. Frank as Lead Independent Director.
Mr. Gonzalez was appointed as Chairman of the Board based on his leadership skills, experience in and knowledge of the real estate development industry. In addition, the Board recognized Mr. Gonzalez’s exemplary tenure at the Company — including more than 22 years of service, over nine of which as President and CEO. Furthermore, in his position as CEO, Mr. Gonzalez has primary responsibility for the day-to-day operations of the Company and provides consistent leadership on the Company’s key strategic objectives. In his role as Chairman of the Board, he sets the strategic priorities for the Board (with input from the Lead Independent Director), presides over its meetings and communicates its strategic findings and guidance to management. Mr. Gonzalez’s deep involvement as CEO in every aspect of the business allows him the opportunity to identify risks the Company may be facing and, in his role as Chairman of the Board, to facilitate the Board’s oversight of such risks. The Board believes that the combination of these two roles provides consistent communication and coordination throughout the organization, which results in effective and efficient implementation of corporate strategy.
The Board appointed Mr. Frank as Lead Independent Director because he possesses the experience, qualities and skills necessary for the role, including high personal integrity and a readiness to challenge management when appropriate, drawing on
The St. Joe Company | 2025 Proxy Statement 10

CORPORATE GOVERNANCE
more than 25 years of financial and operating experience and 13 years of service to the Board. The Board believes Mr. Frank is highly qualified to discharge responsibilities that are consistent with the duties of the Lead Independent Director, including presiding at all meetings of independent directors and being available for direct consultation with the Company’s major shareholders.
Director Independence
It is the policy of the Board that a majority of the members of the Board qualify as independent directors. To assist it in making independence determinations, the Board adopted categorical standards of director independence, which are attached as Annex A to our Guidelines which are available to view under the Investor Relations - Corporate Governance section of our website, located at www.joe.com. The categorical standards of director independence are consistent with the independence standards set forth in Section 303A.02 of the NYSE listing standards.
Pursuant to our Guidelines, the Board undertakes an annual review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us or members of our senior management.
Based on its independence review, the Board determined that each of the following directors (which together constitute all of the non-management members of the Board standing for re-election) are independent: Messrs. Alvarez, Frank, and Murphy. The Board has determined that Mr. Gonzalez is not considered independent as he currently serves as our President and Chief Executive Officer and that Ms. Goff is not considered independent as she currently serves as our Senior Vice President and Chief Administrative Officer.
Board Committees
The Board has the following three standing committees: the Audit Committee; the Compensation and Human Capital Committee (the “CHC Committee”); and the Governance and Nominating Committee (the “Governance Committee”). Copies of the charters of each of the committees setting forth the responsibilities of the committees can be found under the Investor Relations - Corporate Governance section of our website, located at www.joe.com.
Printed copies of these charters will also be provided to any shareholder who requests them by contacting us at the following address: The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407, Attn: Corporate Secretary. We annually review the committee charters and revise as necessary.
A summary of the current composition of each standing committee, and the number of meetings held by each such committee in 2024, is set forth below.

Name	Audit Committee	CHC Committee	Governance Committee
Cesar L. Alvarez
Bruce R. Berkowitz(1)	—	—	—
Howard S. Frank	Chairman	Chairman	Chairman
Rhea Goff(2)	—	—	—
Jorge L. Gonzalez	—	—	—
Thomas P. Murphy, Jr.
Meetings held in 2024	4	2	3
  = Committee member
(1)	Mr. Berkowitz retired from the Board in October 2024.
(2)	Ms. Goff was appointed to the Board in October 2024.
The St. Joe Company | 2025 Proxy Statement 11

CORPORATE GOVERNANCE
Board and Committee Meetings
Each member of the Board attended 100% of the meetings of the Board (five meetings held in 2024) and the committees on which he or she served in 2024 during the period of the year that the director served on the Board. Non-management directors meet in executive session without management on a regular basis. Mr. Berkowitz previously presided during such sessions as our Chairman of the Board. Following Mr. Berkowitz’s retirement and Mr. Frank’s appointment as Lead Independent Director, Mr. Frank now presides during such sessions. Board members are generally expected to attend our annual meeting of shareholders, either in person, by phone or by other remote communication. All of the current members of the Board were present at the 2024 Annual Meeting of Shareholders.
Executive Sessions
Non-management directors regularly meet in executive sessions, without the presence of management directors or executive officers of the Company. These executive sessions provide the opportunity for discussion of the CEO’s performance, compensation, succession planning, critical strategic matters, and other topics that should, in certain instances, be discussed without management being present.
Audit Committee
Responsibilities
The Audit Committee’s responsibilities include, among other things:
•	appointing our independent auditor, monitoring their performance, qualifications and independence;
•	determining the compensation payable to the independent auditor;
•	assisting the Board’s oversight of the quality and integrity of our financial statements;
•	reviewing with management, its internal auditor and independent auditor, the quality, adequacy and effectiveness of our internal control over financial reporting;
•	reviewing our policies and processes with respect to risk assessment and risk management, including with respect to assessment and management of data security and cybersecurity risks;
•	establishing procedures for receiving complaints and confidential, anonymous employee submissions regarding accounting, internal accounting controls or auditing matters; and
•
exercising an oversight role with respect to our internal audit function and reviewing with management our policies with respect to compliance with laws and regulations, including our Code of Business Conduct and Ethics (the “Code”).

In addition, the Audit Committee has sole authority to pre-approve all auditing services, internal control-related audit services and permitted non-audit services to be provided by the independent auditor. The Audit Committee may delegate any of its responsibilities, as it deems appropriate, to a subcommittee composed of one or more members.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of the Audit Committee members based in large part on the directors’ responses to questions relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Audit Committee:
•	meets the independence requirements of the NYSE’s corporate governance listing standards;
•	meets the enhanced independence standards for audit committee members required by the Securities and Exchange Commission (the “SEC”);
•	is financially literate, knowledgeable and qualified to review financial statements; and
•	is free of any relationship that, in the opinion of the Board, may interfere with his or her exercise of independent judgment as an Audit Committee member.
In addition, the Board has determined that Mr. Frank qualifies as an “audit committee financial expert” under SEC rules.
The St. Joe Company | 2025 Proxy Statement 12

CORPORATE GOVERNANCE
Compensation and Human Capital Committee
The CHC Committee’s charter provides that it will oversee and advise the Board on the Company’s human capital management and compensation program, including policies with respect to performance management, talent management, work culture and the development and retention of the Company’s workforce.
Responsibilities
The CHC Committee’s responsibilities include, among other things:
•	in consultation with senior management, establishing our general compensation philosophy, and overseeing the development and implementation of our compensation and benefits program;
•	together with our other independent directors of the Board, setting the compensation of the CEO and our other executive officers;
•	reviewing and approving performance goals and objectives, consistent with approved compensation plans, with respect to the compensation of the CEO and our other executive officers;
•	reviewing and supervising the administration of our incentive compensation and equity-based plans that are subject to Board approval;
•	reviewing our compensation policies and practices to determine if any risks arise from such policies and practices that are reasonably likely to have a material adverse effect on us;
•	overseeing the Company’s human capital management;
•	reviewing and overseeing the process regarding succession planning for senior management;
•	reviewing and discussing the compensation and benefits of non-employee directors; and
•	reviewing and discussing with management our Compensation Discussion and Analysis for inclusion in our proxy statement, annual report or other applicable SEC filings.
The CHC Committee may delegate any of its responsibilities, as it deems appropriate, to a subcommittee composed of one or more members, except as otherwise provided in the CHC Committee Charter. Information regarding the processes and procedures followed by the CHC Committee in considering and determining executive compensation is provided below under the heading “Compensation Discussion and Analysis.”
Independence
The Board reviewed the background, experience and independence of the CHC Committee members based in large part on the directors’ responses to questions relating to their relationships, background and experience. Based on this review, the Board determined that each member of the CHC Committee:
•	meets the independence requirements, including the enhanced independence standards for CHC Committee members, of the NYSE’s corporate governance listing standards;
•	satisfies the “Non-Employee Director” definition contained in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
•	is free of any relationship that, in the opinion of the Board, may interfere with his or her exercise of independent judgment as a CHC Committee member.
Use of Outside Advisors
The CHC Committee has authority to select, retain, terminate, and approve the fees and other retention terms of counsel or other advisors, experts or compensation consultants, as it deems appropriate, in its sole discretion, to assist the CHC Committee in fulfilling its responsibilities.
Compensation and Human Capital Committee Interlocks and Insider Participation
None of the members of the CHC Committee during 2024 were at any time during 2024 or at any other previous time an officer or employee of St. Joe. No executive officer of St. Joe serves as a member of (i) a board of directors or (ii) a compensation committee of any other entity that has one or more executive officers serving as a member of our Board or CHC Committee.
The St. Joe Company | 2025 Proxy Statement 13

CORPORATE GOVERNANCE
Governance and Nominating Committee
Responsibilities
The Governance Committee’s responsibilities include, among other things:
•
assisting the Board by establishing the criteria for the selection of directors, identifying individuals qualified to become members of the Board and recommending to the Board candidates to stand for election at the next annual meeting of shareholders;

•	recommending committee assignments after consultation with the Chairman of the Board;
•	evaluating the performance of current Board members in connection with determining the appropriateness of such members standing for re-election;
•	assessing and reporting to the Board as to the independence of each director;
•	annually reviewing the Board’s self-assessment process;
•	developing and making recommendations to the Board with respect to a set of corporate governance guidelines applicable to us;
•	determining whether to approve any requests by our directors or executive officers for exceptions to the Code;
•	reviewing and approving, in advance, any related person transactions involving any Board member or any executive officer; and
•	taking a leadership role in shaping our corporate governance.
Independence
The Board reviewed the background, experience and independence of the Governance Committee members based in large part on the directors’ responses to questions relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Governance Committee meets the independence requirements of the NYSE’s corporate governance listing standards.
Director Candidates
The Governance Committee considers possible director nominee candidates from many sources, including management and shareholders. Detailed information regarding the procedures that our shareholders must follow to submit recommendations of director nominees, as well as the policies that the Board must follow to review such recommendations, can be found in Section 9 of Article II of our Bylaws, which are available under the Investor Relations - Corporate Governance section of our website, located at www.joe.com.
The Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Governance Committee. In identifying individuals to nominate for election to our Board, the Governance Committee, to the extent deemed relevant by the Governance Committee in its sole discretion, seeks candidates that, among other things, have:
•	proven strength of character, mature judgment, objectivity, intelligence and the highest personal and business ethics, integrity and values;
•	a reputation, both personal and professional, consistent with our image and reputation;
•	sufficient time and commitment to devote to carrying out the duties and responsibilities of Board membership;
•	an ability and willingness to serve on the Board for an extended period of time to develop knowledge about St. Joe’s businesses;
•	financial knowledge and experience, including qualification as financially literate and as a financial expert defined by the SEC and NYSE; and
•	independence, as defined by the SEC and NYSE, and a willingness to represent the best interests of all shareholders and observe the fiduciary duties that a director owes to the shareholders.
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CORPORATE GOVERNANCE
In addition, a director candidate must have, when considered with the collective experience of other Board members, appropriate qualifications and skills that have been developed through extensive business experience, including the following:
•	interpersonal and leadership skills;
•	a proven track record of excellence in their field of expertise; and
•
significant business and professional expertise with high-level managerial experience in complex organizations, including large legal firms or accounting and finance, real estate, government, banking, educational or other comparable institutions.

Prior to the nomination of a director for re-election, the Governance Committee reviews the performance of each director whose term is expiring and determines whether that director should be nominated for election to an additional term. This determination is made following an assessment of the director’s performance, including the following factors: the director’s attendance at Board and applicable Board committee meetings; understanding of St. Joe’s businesses; understanding of St. Joe’s strategies; overall level of involvement; contributions to the Board; any change in the independence of the director; and any change in status of the director. If the Governance Committee or the Board decides to nominate a new candidate for election, the Governance Committee identifies the desired skills and experience of any new nominee in light of the criteria above.
In selecting Board nominees, the Governance Committee seeks candidates who will combine a broad spectrum of backgrounds, experiences, skills and expertise, including diversity with respect to age, gender, ethnic background and national origin, who would make a significant contribution to the Board, St. Joe and our shareholders. As evidenced by, among other things, our two directors of Hispanic descent and our one female director, we believe the Governance Committee has demonstrated a commitment to identifying diverse director candidates. In performing its responsibilities for identifying, screening and recommending candidates to the Board, the Governance Committee will ensure that candidates meeting these criteria are included in each pool of candidates from which new Board nominees are chosen.
The Governance Committee identifies nominees by first evaluating the current Board members’ willingness to continue in service. Current members of the Board with skills and experience that are relevant to St. Joe’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.
If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to re-nominate a member for re-election, the Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance Committee and Board are polled for suggestions as to individuals meeting the criteria of the Governance Committee. In addition, from time to time, the Governance Committee has engaged the services of executive search firms to assist the Governance Committee and the Board in identifying and evaluating potential director candidates. Pursuant to our Guidelines, any nominee in an uncontested election who receives a greater number of “AGAINST” votes than “FOR” votes must tender such director’s resignation for consideration by the Governance Committee who will recommend to the Board the action to be taken.
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CORPORATE GOVERNANCE
Director Attributes

	Leadership	Finance	Operations	Cybersecurity	Hospitality	Homebuilding & Development	Sales & Marketing	Compliance and Risk Management	Ethnic/Racial Diversity
Cesar L. Alvarez	✔	✔	✔				✔	✔	✔
Howard S. Frank(Lead Independent Director)	✔	✔	✔		✔			✔
Rhea Goff (SVP and Chief Administrative Officer)	✔		✔	✔	✔		✔	✔
Jorge L. Gonzalez (President, Chief Executive Officer and Chairman of the Board)	✔	✔	✔		✔	✔	✔	✔	✔
Thomas P. Murphy Jr.	✔					✔

Management Succession
Annually, the Board and CHC Committee review and discuss a succession plan for the CEO as well as other senior management positions. To assist the Board and CHC Committee, the CEO provides an annual assessment of our senior managers and other persons considered potential successors to the CEO position and to other senior management positions. In addition, the CEO prepares, on a continuing basis, a short-term succession plan that outlines a temporary delegation of authority to certain officers if any or all of the senior officers should unexpectedly become unable to perform their duties. The short-term plan would be in effect until the Board and CHC Committee had the opportunity to consider the situation and take action, when necessary.
Code of Business Conduct and Ethics
Our Board has adopted the Code, which is applicable to all our directors, officers and employees. Its purpose is to promote our commitment to standards for ethical business practices. The Code provides that it is our policy that our business be conducted in accordance with the highest legal and ethical standards. Our reputation for integrity is one of our most valuable assets, and each director, officer and employee is expected to contribute to the care and preservation of that asset. The Code addresses a number of issues, including conflicts of interest and related party transactions, corporate opportunities, use and protection of company assets, fair dealing, confidential information, insider trading and stock transactions, media and public inquiries, accounting matters, books and record keeping, working with governments and compliance with applicable laws, including antitrust and competition laws.
Our Code is available to view under the Investor Relations - Corporate Governance section of our website, located at www.joe.com. We intend to post on our website information regarding any amendment to the Code or any waiver granted under the Code covered by Item 5.05 of Form 8-K within four business days following the date of the amendment or waiver.
Our Governance Committee Charter provides that our Governance Committee must approve, in advance, all related person transactions involving any Board member or any executive officer. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which St. Joe is a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of St. Joe’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions will be disclosed in our applicable SEC filings as required under SEC rules.
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CORPORATE GOVERNANCE
Certain Relationships and Related Transactions
Fairholme Capital Management, L.L.C. (“Fairholme Capital”) has served as an investment advisor to the Company since April 2013. Based on public filings, Mr. Berkowitz and clients of Fairholme Capital, beneficially owned approximately 34.7% of the Company’s outstanding common stock as of March 19, 2025. Mr. Berkowitz is the Chief Investment Officer of Fairholme Capital, a director of the Fairholme Funds, and served as the Chairman of our Board until his retirement in October 2024. Mr. Berkowitz is also the Manager of, and controls entities that own and control, Fairholme Holdings, LLC (“Fairholme Holdings”), which wholly owns Fairholme Capital.
We are party to an Investment Management Agreement (as amended, the “Investment Management Agreement”) with Fairholme Capital, which contains investment guidelines and restrictions approved by the Company. The investment guidelines set forth in the Investment Management Agreement require that any new securities for purchase must be issues of the U.S. Treasury or U.S. Treasury Money Market Funds. Fairholme Capital does not receive any compensation for services as our investment advisor.
Board Role in Management of Risk
The Board is actively involved in the oversight and management of risks that could affect St. Joe. This oversight and management is conducted primarily through the committees, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management and risk assessment function. In carrying out its responsibilities, the Audit Committee reviews our policies and processes with respect to risk assessment and risk management, and discusses our major financial and accounting risk exposures, as well as legal, regulatory, data privacy and cybersecurity risk exposure, and the steps management has taken to monitor and control such exposures. A member of management is assigned to monitor and manage each identified risk. This process is facilitated by our Chief Legal Officer and Chief Financial Officer. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through the receipt and review of full reports by each committee chairman regarding the committee’s considerations and actions, as well as through the receipt and review of regular reports directly from officers responsible for oversight of particular risks within St. Joe.
Anti-Hedging Policy
Our directors, executive officers and certain other associates are prohibited from entering into hedging or monetization transactions designed to limit the financial risk of ownership of the Company’s securities. These include forward contracts, collars and other similar transactions, which allow a person to lock in much of the value of his or her stock holdings.
Corporate Responsibility
Sustainability
We are committed to the development of sustainable and efficient operations and business practices that enhance and protect our people, our communities and our planet. Our goal is to generate shareholder value while aligning our business practices to support the interests of our stakeholders and the communities we serve, including the sustainable development of Northwest Florida. Our process of defining sustainability priorities focuses on the simultaneous improvement of the environmental, social and financial position of the Company, and our strong leadership and governance practices that strive to integrate sustainability into our business strategy and corporate culture.
The acreage we own is located in Northwest Florida and a majority is managed in our forestry operations under our commercial segment. Many of Northwest Florida’s state parks, state forests and wildlife refuges were created in part with St. Joe land.
The guiding principles of our sustainable forest management practices include complying with laws and regulations, developing a long-term sustainable timber harvest plan, and understanding the economic and social impacts on the surrounding region. We take a holistic approach to managing our resources - timber, land, water, soil and wildlife - with the goal of sustainability. We are leading by example and protecting the best of Florida by working closely with environmental agencies, community leaders and leading environmental and conservation organizations. Our sustainable forest management practices take many forms, including eradication of invasive plant species, restoring wetlands, thinning forests, replanting trees and conducting prescribed burns. We carry out prescribed burns annually, which helps restore natural ecosystems, improves wildlife habitats and
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CORPORATE GOVERNANCE
reduces wildfire hazards. Additionally, we are engaged in the operation of mitigation banks, which pursuant to mitigation plans approved by the applicable state and federal authorities, provide mitigation credits in Bay County, Florida and Walton County, Florida for the purpose of enabling developers to mitigate environmental impacts.
Additional information regarding our sustainability efforts is available in the Stewardship section of our website at www.joe.com. The content of the Stewardship section of our website is not incorporated by reference into this proxy statement or in any other document filed with the SEC, unless expressly noted.
Director Compensation
Annual Retainer. For 2024, our Board approved the annual retainer fees set forth below, payable in cash. We do not pay meeting fees or award annual stock grants to our non-employee directors. Annual retainer fees are payable quarterly in advance.
•	$125,000 for each non-employee director;
•	an additional $25,000 for the Chairman of the Board;
•	an additional $25,000 for the Chairman of the Governance Committee;
•	an additional $25,000 for the Chairman of the CHC Committee; and
•	an additional $25,000 for the Chairman of the Audit Committee.
Mr. Berkowitz waived his right to receive compensation related to his service on the Board in 2024.
Expense Reimbursement. We reimburse directors for travel expenses related to attending Board and committee meetings and for other company related business. In certain circumstances, we will pay the costs for directors to fly on a private airplane to attend Board and committee meetings or for other company business. We may also invite director spouses to accompany directors to some of our Board meetings, for which we pay or reimburse travel expenses. In addition, we reimburse directors for seminar fees and travel expenses associated with attending one approved educational seminar each year.
Charitable Matching Program. We have chosen to support the charitable and civic activities of our directors. We will match each director’s cash contributions to charities in which he or she serves as an officer or trustee up to an aggregate annual amount of $5,000 per director. We will also contribute to events at which directors are recognized for their services to charitable or civic causes.
2024 Director Compensation
The following table sets forth the compensation paid in 2024 to each director, other than Mr. Gonzalez and Ms. Goff, both of whose 2024 compensation for their respective services as President and CEO and Senior Vice President and Chief Administrative Officer is discussed under “Executive Compensation” in this proxy statement. Mr. Gonzalez and Ms. Goff do not receive additional compensation for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Cesar L. Alvarez	125,000	—	125,000
Bruce R. Berkowitz(1)	—	—	—
Howard S. Frank	200,000	2,432(2)	202,432
Thomas P. Murphy	125,000	—	125,000
(1)	Mr. Berkowitz waived his right to receive any compensation for his service on the Board in 2024.
(2)	Consists of reimbursements for out-of-pocket travel expenses incurred in connection with Board service.
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CORPORATE GOVERNANCE
Compensation Clawback
The Board has adopted a clawback policy (the “Clawback Policy”) in order to comply with applicable laws and NYSE listing standards that requires the Company to clawback incentive-based compensation in the event the Company issues a restatement of its financial statements, to the extent such incentive-based compensation received by the individual exceeds the amount the individual would have received based on the restated financial statements.
Policies and Practices Related to the Timing of Equity Awards
Pursuant to our compensation programs, we may grant awards and stock options to certain employees from time to time; however, no stock options have been granted to our NEOs in 2024. Accordingly, we have not adopted a formal policy regarding the timing of equity award grants, including stock option grants. However, the CHC Committee generally approves equity award grants during a regularly scheduled meeting in February of each year. On occasion, the CHC Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the CHC Committee has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, the CHC Committee does not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on planned equity grant dates.
Insider Trading Policy
We have adopted an insider trading policy (the “Insider Trading Policy”) that governs the purchase and sale of our securities by our employees, directors, officers and any other persons that the Board determines should be subject to the policy on account of having access to material nonpublic information. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our Insider Trading Policy prohibits our employees, directors, officers and other persons subject to the plan from, either directly or indirectly through family members or other persons or entities, (i) engaging in or recommending to others transactions in securities while in possession of material, non-public information relating to the securities, whether the issuer of such security is the Company or any other company and (ii) directly or indirectly communicating material, nonpublic information to anyone outside of the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis, among other things.
The Insider Trading Policy relevant to officers, directors and other designated employees of the Company, in addition to the above restrictions, requires that such persons pre-clear every transaction involving the Company’s securities with the Company’s Compliance Officer or, in the case of transactions by the Compliance Officer, the Chief Financial Officer. Pre-clearance obligations apply to all transactions in the Company’s securities, including without limitation, acquisitions and dispositions of Company stock and gifts. Additionally, such persons are prohibited from trading in the Company’s securities during certain blackout periods, except pursuant to a trading plan intended to comply with SEC Rule 10b5-1 that is entered into and maintained in compliance with our Insider Trading Policy and applicable law. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
The St. Joe Company | 2025 Proxy Statement 19

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of St. Joe’s independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee selected, and the Board has ratified the selection of, Grant Thornton to continue to serve as our independent registered public accounting firm for the 2025 fiscal year. Grant Thornton has served as our independent registered public accounting firm since 2018. In accordance with SEC rules and Grant Thornton policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to St. Joe. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years.
The Audit Committee believes that the continued retention of Grant Thornton as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of Grant Thornton as our independent registered public accounting firm for 2025. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders do not ratify the appointment of Grant Thornton, the appointment may be reconsidered by the Audit Committee.
Ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm for the 2025 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of Grant Thornton for the 2025 fiscal year.
We expect a representative of Grant Thornton to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.
Fees Paid to Our Independent Registered Accounting Firm
We were billed for professional services provided with respect to fiscal years 2024 and 2023 by Grant Thornton. The amounts paid for fiscal years 2024 and 2023 are set forth in the following table.

Services Provided	2024	2023
Audit Fees(1)	$ 735,000	$ 700,000
(1)
These professional services included fees associated with (i) the audit of our annual financial statements (Form 10-K); (ii) reviews of our quarterly financial statements (Form 10-Qs); (iii) the audit of St. Joe’s internal control over financial reporting and attestation services in connection with St. Joe’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. These amounts do not include reimbursement of expenses equaling $0 for 2024 and $5,048 for 2023. No other fees were billed by or paid to Grant Thornton in 2024 or 2023.

The St. Joe Company | 2025 Proxy Statement 20

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Recommendation of the Board of Directors
The Board recommends a vote “FOR” ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the 2025 fiscal year.
Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services
The Pre-Approval Policy of the Company provides that the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The term of any pre-approval is indefinite, unless the Audit Committee specifically provides for a different period or amends such approval.
Pursuant to the Pre-Approval Policy, the Audit Committee delegates pre-approval authority to the Chairman of the Audit Committee for pre-approval of decisions relating to a service if the fee for such service does not exceed $50,000. The Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Grant Thornton during fiscal year 2024, as described above.
Audit Committee Report
The Audit Committee (for purposes of this Audit Committee Report, “we”, “us” or the “Committee”) oversees the financial reporting process of St. Joe on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including internal controls over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Further discussion of the membership of the Audit Committee and the responsibilities performed by the Audit Committee pursuant to the Audit Committee Charter are set forth in the “Corporate Governance” section above.
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management. We discussed with Grant Thornton, St. Joe’s independent registered public accounting firm, its audit of St. Joe’s financial statements and internal controls over financial reporting. We discussed with Grant Thornton and St. Joe’s internal auditor, Protiviti Inc., the overall scope and plans for their respective audit. We have reviewed and discussed with management its process for preparing its report on its assessment of our internal controls over financial reporting, and at regular intervals we received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified.
We have discussed with Grant Thornton the matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board and the SEC. We also received the written disclosures and the letter from Grant Thornton regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Grant Thornton its independence.
Based on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved our recommendation) that St. Joe’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC. We also evaluated and selected Grant Thornton as St. Joe’s independent auditor for 2025, which the shareholders will be asked to ratify at the Annual Meeting of Shareholders.
Audit Committee:
Howard S. Frank, Chairman
Cesar L. Alvarez
Thomas P. Murphy, Jr.
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation and Human Capital Committee Report that follows shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act or Exchange Act.
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EXECUTIVE OFFICERS
Set forth below is certain information relating to our current executive officers and key employees other than Mr. Gonzalez and Ms. Goff. Biographical information with respect to Mr. Gonzalez and Ms. Goff is set forth above under “Proposal 1 - Election of Directors.”
Marek Bakun, 53, is our Executive Vice President and Chief Financial Officer.
With more than 20 years of financial experience, including serving as the Chief Financial Officer for national and international homebuilding companies, Mr. Bakun’s experience includes financial reporting and compliance, cost and capital management, consolidations and acquisitions, value generation as well as operational efficiency. He earned a Bachelor of Science degree in Business Administration, Accounting from the University of Central Florida. He is a Certified Public Accountant and a licensed general contractor and real estate broker.
Prior to joining the Company in 2013, Mr. Bakun served as Chief Financial Officer and Treasurer for Orleans Homebuilders, Inc., in Bensalem, Penn., and was CFO and Treasurer for Mattamy Homes Corporation with responsibility for financial controls in its five U.S. markets. He also served as Vice President and Chief Financial Officer for Morrison Homes, and when the company merged with Taylor Woodrow in 2007, he managed the financial integration of the two multi-billion-dollar companies.
Elizabeth J. Walters, 62, is our Senior Vice President, Chief Legal Officer and Corporate Secretary.
Ms. Walters joined the Company in 2018 after more than 20 years with Burke Blue Hutchison Walters & Smith, P.A., a full-service legal firm based in Panama City, Florida where she was a partner. Ms. Walters represented clients in commercial, resort and residential real estate law from property acquisition, design, entitlement process, financing, construction and project operations, to redevelopment or sale of real property. She also represented clients in the areas of land use law, governmental relations, banking, business and commercial law. Ms. Walters holds a BA and an MA from The University of West Florida and a JD with honors from The Florida State University College of Law.
Ms. Walters has served in many community leadership positions throughout Northwest Florida and her current involvement includes serving as Vice Chair of the Board of Directors of the Panama City Port Authority, the Board of Directors of Impact 100 Gulf Coast, the Board of Trustees of The St. Joe Community Foundation, the Governing Board of Alignment Bay County, the Dean’s Council Florida State University Panama City, and as a member of the Bay Defense Alliance. Ms. Walters has served as Chair of The Florida Board of Bar Examiners, the Bay Economic Development Alliance, the Bay County Chamber of Commerce, the Military Affairs Committee, the Board of Trustees of Ascension / Sacred Heart Bay and the Panama City Port Authority. In the past she has served as a Trustee of the Florida State University Foundation, as a member of the Executive Board of the FSU Real Estate Center, and on the Board of Directors of Summit Bank, N.A.
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PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the Dodd-Frank Act) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs.
At the 2024 Annual Meeting of Shareholders, we provided our shareholders the opportunity to cast an advisory vote on the compensation of our NEOs as disclosed in the proxy statement for the 2024 Annual Meeting of Shareholders, and our shareholders approved the proposal, with over 98% of the votes cast in favor.
At the Annual Meeting, we will ask our shareholders to approve our NEO compensation as described in this proxy statement. This Say on Pay proposal, provides our shareholders with the opportunity to express their views on our NEOs’ compensation. In accordance with the Dodd-Frank Act, the vote will be an advisory vote regarding our NEO compensation program generally and does not examine any particular compensation element individually. Accordingly, we will present the following advisory Say on Pay proposal at the Annual Meeting for shareholder approval:
“RESOLVED, that, the compensation paid to The St. Joe Company’s Named Executive Officers, as disclosed in this proxy statement for our Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”
As discussed in the Compensation Discussion and Analysis and the tables and narratives that follow it, the compensation packages for our NEOs are designed to attract, retain and motivate our executives who are critical to our success, to reward our executives on the basis of the Board’s evaluation of our overall financial performance and the contribution of the individual NEO to such performance, as well as to align the interests of our executives with those of our shareholders.
We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and rewarding the achievement of financial and operational performance metrics that build shareholder value. For additional information on the compensation program for our NEOs, including specific information about compensation in 2024, please read the Compensation Discussion and Analysis, along with the subsequent tables and narrative descriptions.
This Say on Pay vote is advisory, and therefore not binding on St. Joe, the CHC Committee or our Board. However, the CHC Committee intends to review the results of the advisory vote and will be cognizant of the feedback received from the voting results as it completes its annual review and engages in the compensation planning process.
Recommendation of the Board of Directors
The Board recommends a vote “FOR” adoption of the resolution approving, on an advisory basis, the compensation of our NEOs.
The St. Joe Company | 2025 Proxy Statement 23

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, the compensation-setting process, and the 2024 compensation of our NEOs (identified below). As discussed in “Proposal 3 - Advisory Vote on Executive Compensation,” we are conducting our annual Say on Pay vote that requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained in “Executive Compensation.” To assist you with this vote, you should review our compensation philosophy, the design of our executive compensation program and why we believe that our current compensation contributed to our financial performance in 2024 and will contribute to our financial performance in the future.
Named Executive Officers (“NEOs”)
For 2024, our NEOs were:
•	Jorge L. Gonzalez, our President, Chief Executive Officer and Chairman of the Board;
•	Marek Bakun, our EVP and Chief Financial Officer;
•	Elizabeth J. Walters, our SVP, Chief Legal Officer and Corporate Secretary; and
•	Rhea Goff, our SVP and Chief Administrative Officer.
Compensation Setting Process
Role of CHC Committee
Pursuant to its Charter, the CHC Committee is responsible for, among other things, establishing our general compensation philosophy and overseeing the development and implementation of our compensation and benefits programs. The CHC Committee is also responsible for reviewing the performance of our CEO and other executive officers and, together with the other independent members of the Board, setting the compensation of the CEO and such other executive officers.
Role of Management
Our management develops background and supporting materials for review at CHC Committee meetings, attends CHC Committee meetings at the CHC Committee’s request, and provides information regarding, and makes recommendations about, designs for and, if warranted, changes to our executive compensation program. Our CEO generally attends CHC Committee meetings, but will not participate in any decisions relating to his own compensation. CEO performance and compensation are discussed by the CHC Committee in executive session. Our CEO, without the presence of any other members of senior management, actively participates in the performance and compensation discussions for our senior executives, including making recommendations to the CHC Committee as to the amount and form of compensation.
The St. Joe Company | 2025 Proxy Statement 24

COMPENSATION DISCUSSION AND ANALYSIS
Elements of Compensation
Our 2024 executive compensation program consisted of base salary and discretionary cash incentives payable based on the CHC Committee’s evaluation of our overall financial performance and the contribution of the individual NEO to such performance. In order to further enhance a “pay for performance” environment, the CHC Committee added a long-term equity incentive plan (“LTIP”) component to the Company’s executive compensation program, which was adopted in November 2021. Accordingly, in February 2024, the CHC Committee granted to our NEOs time-based restricted stock awards (“RSAs”), which vest ratably over a three-year period, under the Company’s previously approved 2015 Performance & Equity Incentive Plan (the “2015 Plan”). The number of RSAs granted was based on a percentage of each individual’s base salary. In February 2024, the CHC Committee granted Mr. Gonzalez additional RSAs, which vest in full on January 24, 2030 (Mr. Gonzalez’s 65th birthday), under the 2015 Plan. The CHC Committee believes that adding the LTIP component to the executive compensation program aligns executive and shareholder interests by creating an “ownership culture,” incentivizes performance, and provides retention incentives for our executive officers.
Our NEOs receive the same benefits and perquisites that are available to all employees generally. The CHC Committee does not have a formal policy relating to the allocation of total compensation among the various components.
Base Salary
Objective. The CHC Committee believes that base salary should provide executives certainty that they will receive competitive compensation. For 2024, base salaries for our NEOs were as follows: $586,845 for Mr. Gonzalez (up from $510,300 in 2023), $488,040 for Mr. Bakun (up from $435,750 in 2023), $405,400 for Ms. Walters (up from $368,550 in 2023) and $302,500 for Ms. Goff (up from $275,000 in 2023).
Performance Considerations. Base salary is designed to adequately compensate and reward the executive on a day-to-day basis for the time spent and the services the executive performs. When setting and adjusting individual executive salary levels, the CHC Committee considers the executive officer’s responsibilities, experience, potential, individual performance and the CHC Committee’s evaluation of its competitive market position. The CHC Committee also considers other factors such as demand in the labor market and comparable salaries for the particular executive and succession planning. These factors are not weighted. The CHC Committee bases salary adjustments on the overall assessment of all of these factors. The CHC Committee does not target base pay at any particular level versus a peer group, but uses its judgment based on all available information (including, from time to time, market and survey data compiled by compensation consultants) to set a base salary that, when combined with all other compensation elements, results in a competitive pay package.
Discretionary Cash Incentives
Objective. The CHC Committee awards discretionary cash incentives to our NEOs to reward such officers for their individual contributions to our overall performance in a given year and to assist in providing a competitive compensation package. The CHC Committee believes that discretionary cash incentives, if any, should be subject to the achievement by the Company of the financial and operational objectives set by the Board from time to time, the financial results of the Company during the year, the Company’s liquidity position at the end of the year and the Board’s expectations regarding the required uses of liquidity in the upcoming year. We believe that making such compensation “at risk” provides significant motivation for increasing Company and individual performance.
Performance Considerations. Discretionary cash incentives (if any) will be paid based on the CHC Committee’s discretionary evaluation of our overall financial performance, the contribution of the particular NEO to such performance and the other factors discussed above. The CHC Committee also takes into consideration the target cash incentive amounts set in such NEO’s employment agreement, if applicable. The amount of any discretionary cash incentive awarded is determined by the CHC Committee, in its sole discretion, and in consultation with the independent directors of the Board. Cash incentives are typically paid during the first quarter; however, the CHC Committee has, and may in the future, decide to award cash incentives during the year for exemplary performance.
Committee Actions Taken with Respect to 2024 Performance. The CHC Committee, in consultation with the independent directors of the Board, approved the following discretionary cash bonus awards for 2024 performance: $586,845 for Mr. Gonzalez, $390,432 for Mr. Bakun, $283,780 for Ms. Walters and $211,750 for Ms. Goff.
The St. Joe Company | 2025 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS
Restricted Stock Awards
Objective. The CHC Committee grants NEOs equity awards under the LTIP to incentivize long-term value creation by aligning each NEO’s interests with those of our shareholders, to reward strong performers, and to retain key personnel through long-term vesting. The CHC Committee believes that the LTIP should incentivize performance and provide retention incentives. The RSAs are time-based grants granted under the 2015 Plan (which generally vest in three annual installments) that provide relatively predictable compensation and align each NEO’s interests with those of our shareholders’ through meaningful stock ownership. For 2024, the aggregate grant date fair values of the RSAs granted to our NEOs, determined in accordance with FASB ASC Topic 718, were as follows: $586,878 for Mr. Gonzalez, $244,045 for Mr. Bakun, $202,721 for Ms. Walters, and $151,269 for Ms. Goff. Further discussion of the timing of the RSAs is set forth in the “Corporate Governance – Policies and Practices Related to the Timing of Equity Awards” section above.
Performance Considerations. The number of RSAs granted was based on a percentage of each NEO’s base salary. Accordingly, the CHC Committee’s consideration of the executive officer’s responsibilities, experience, potential, individual performance (as well as other factors including demand in the labor market and comparable salaries for the particular executive and succession planning), and the CHC Committee’s evaluation of its competitive market position used to set and adjust individual NEO salary levels also informs the setting and adjusting of RSAs. Likewise, the judgment that the CHC Committee uses based on all available information to set a base salary that results in a competitive pay package also informs the setting and adjusting of RSAs.
Employment and Other Agreements
With the exception of Mr. Bakun, the CHC Committee has not offered employment agreements or other change in control or severance protections to our NEOs, who serve the Company on an “at-will” basis.
Employment Agreement with Mr. Bakun
In connection with his appointment as Chief Financial Officer, we entered into an employment agreement with Mr. Bakun to serve as Chief Financial Officer for a period of one year, commencing on October 7, 2013. On April 1st of each successive one-year anniversary from that date, the employment agreement will automatically renew for an additional year, unless it is terminated at least 30 days prior to the applicable renewal date.
Pursuant to the employment agreement, Mr. Bakun will receive an annual base salary initially set at $350,000, which may be increased by the CHC Committee. In addition, Mr. Bakun is eligible for an annual cash incentive with a target award of up to 100% of his base salary rate.
The employment agreement provides that, upon termination of Mr. Bakun’s employment following his resignation for “good reason,” for a reason other than for “cause” or due to his death or disability, Mr. Bakun would be entitled to receive the following, subject to the execution of a general release agreement: (i) an amount equal to his annual base salary as of the termination date, paid ratably over a 12 month period following such date; and (ii) a monthly amount equal to the employer portion of the applicable COBRA premium for the level of coverage that Mr. Bakun has as of the termination date, which will be paid for a period of 18 months. The employment agreement provides for certain noncompetition, confidentiality, non-solicitation and non-disparagement covenants. Mr. Bakun’s severance payments are conditioned upon his continued compliance with the foregoing restrictive covenants.
Mr. Bakun’s employment agreement does not provide for any additional benefits if such termination occurs in connection with a change in control. In addition, the employment agreement does not provide any gross-up for excise taxes. Instead, the employment agreement provides that any amounts payable to Mr. Bakun by the Company will be reduced, as necessary, to avoid the payment of any excise taxes pursuant to Sections 280G and 4999 of the U.S. Internal Revenue Code, if the reduction would provide him with a greater after tax amount than if such amounts were not reduced. Additionally, the employment agreement does not provide for any additional benefits in the event of death or termination due to disability.
Severance
Except as described above with respect to Mr. Bakun, we do not have any other severance or post-employment payment arrangements in place with any of our NEOs.
The St. Joe Company | 2025 Proxy Statement 26

COMPENSATION DISCUSSION AND ANALYSIS
Retirement Plans
We provide retirement benefits to our NEOs solely through our 401(k) retirement plan pursuant to which we contribute the same percentage of salary as we do for our other employees, subject to a cap.
Health and Welfare Benefits and Perquisites
We have traditionally provided our NEOs with a variety of health and welfare benefits. In addition, we provide the perquisites reflected in the “All Other Compensation” column in the “Summary Compensation Table” and more fully described in the footnote to that column. The only perquisites that our NEOs are currently entitled to receive, other than those that are available to all employees, are reimbursement for annual physical exams (although no NEOs sought reimbursement in 2024) and membership in our Watersound Club (which has no incremental cost to us).
Consideration of Shareholder Advisory Vote
As part of its compensation setting process, the CHC Committee also considers the results of the prior year’s shareholder advisory vote on our executive compensation to provide useful feedback regarding whether shareholders believe that the CHC Committee is achieving its goal of designing an executive compensation program that promotes the best interests of St. Joe and its shareholders by providing its executives with the appropriate compensation and meaningful incentives. In 2024, the CHC Committee took into consideration that over 98% of the votes cast on the shareholder advisory vote were voted in favor of our executive compensation in its decision to maintain the current compensation program and philosophy. The CHC Committee will continue to review the results of the advisory vote each year and will be cognizant of this feedback as it completes its annual review of each pay element and the total compensation packages for our NEOs.
Compensation and Human Capital Committee Report
The CHC Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on those reviews and discussions, the CHC Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Compensation and Human Capital Committee:
Howard S. Frank, Chairman
Cesar L. Alvarez
Thomas P. Murphy, Jr.
The St. Joe Company | 2025 Proxy Statement 27

EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table sets forth the compensation earned by each of our NEOs for 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(6)	Total ($)
Jorge L. Gonzalez President, Chief Executive Officer and Chairman of the Board	2024	572,125	586,845	586,878(2)	608	1,746,456
	2023	505,631	765,450	510,336	684	1,782,101
	2022	480,462	792,000	486,082	684	1,759,228
Marek Bakun EVP and Chief Financial Officer	2024	477,984	390,432	244,045(3)	14,408	1,126,869
	2023	431,768	435,750	217,912	11,909	1,097,339
	2022	410,385	373,500	207,528	12,880	1,004,293
Elizabeth J. Walters SVP, Chief Legal Officer and Corporate Secretary	2024	398,313	283,780	202,721(4)	14,408	899,222
	2023	365,179	331,695	184,288	11,627	892,789
	2022	347,000	245,700	175,518	12,869	781,087
Rhea Goff SVP and Chief Administrative Officer	2024	297,212	211,750	151,269(5)	11,100	671,331
	2023	260,573	220,000	137,507	12,380	630,460
	2022	196,308	140,000	100,002	12,652	448,962
(1)	The amount reported reflects the aggregate grant date fair values of the RSAs granted in the respective year, determined in accordance with FASB ASC Topic 718.
(2)
The amount reported reflects the grant of 5,418 RSAs on February 20, 2024, pursuant to our 2015 Plan. These RSAs will vest in three equal annual installments on February 20, 2025, 2026, and 2027, subject to Mr. Gonzalez’s continued employment. The amount reported also reflects the grant of 5,418 RSAs on February 20, 2024, pursuant to our 2015 Plan. These RSAs will vest in full on January 24, 2030 (Mr. Gonzalez’s 65th birthday), subject to Mr. Gonzalez’s continued employment.

(3)
The amount reported reflects the grant of 4,506 RSAs on February 20, 2024, pursuant to our 2015 Plan. These RSAs will vest in three equal annual installments on February 20, 2025, 2026, and 2027, subject to Mr. Bakun’s continued employment.

(4)
The amount reported reflects the grant of 3,743 RSAs on February 20, 2024, pursuant to our 2015 Plan. These RSAs will vest in three equal annual installments on February 20, 2025, 2026, and 2027, subject to Ms. Walters’ continued employment.

(5)
The amount reported reflects the grant of 2,793 RSAs on February 20, 2024, pursuant to our 2015 Plan. These RSAs will vest in three equal annual installments on February 20, 2025, 2026, and 2027, subject to Ms. Goff’s continued employment.

The St. Joe Company | 2025 Proxy Statement 28

EXECUTIVE COMPENSATION
(6)	Amounts in this column for 2024 are detailed in the table below:

Name	Company Contributions to 401(k) Match ($)(a)	Term Life Insurance Premiums ($)(b)	Total all Other Compensation ($)
Jorge L. Gonzalez	—	608	608
Marek Bakun	13,800	608	14,408
Elizabeth J. Walters	13,800	608	14,408
Rhea Goff	10,501	599	11,100
(a)	Represents 401(k) Company match.
(b)	Represents life insurance premiums paid by the Company on behalf of the NEOs, for coverage based on their base salaries up to a maximum of base salary of $300,000 .
Grants of Plan-Based Awards
The following table provides information concerning plan-based awards granted to NEOs pursuant to our 2015 Plan in the 2024 fiscal year.

Name	Grant Date	All stock awards: Number of securities underlying awards (#)	All option awards: Number of securities underlying options (#)	Exercise or base price of option awards (#)	Grant date fair value of stock and option awards ($)(1)
Jorge L. Gonzalez	2/20/2024	5,418	—	—	293,439
	2/20/2024	5,418			293,439
Marek Bakun	2/20/2024	4,506	—	—	244,045
Elizabeth J. Walters	2/20/2024	3,743	—	—	202,721
Rhea Goff	2/20/2024	2,793	—	—	151,269
(1)	Reflects the aggregate grant date value of the RSAs, determined in accordance with FASB ASC Topic 718.
The St. Joe Company | 2025 Proxy Statement 29

EXECUTIVE COMPENSATION
Outstanding Equity Awards at December 31, 2024

	Stock Awards
Name	Grant Date	Number of RSAs that have not Vested (#)(1)(2)	Market Value of RSAs that have not Vested ($)(3)	Equity Incentive Plan Awards # of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Jorge L. Gonzalez	2/20/2024	5,418	243,431
	2/20/2024	5,418	243,431
	2/21/2023	3,840	172,531	—	—
	2/21/2023	5,760	258,797	—	—
	2/22/2022	1,734	77,909	—	—
	4/8/2022	4,361	195,940	—	—
Marek Bakun	2/20/2024	4,506	202,455
	2/21/2023	3,279	147,325	—	—
	2/22/2022	1,480	66,496	—	—
Elizabeth J. Walters	2/20/2024	3,743	168,173
	2/21/2023	2,773	124,591	—	—
	2/22/2022	1,252	56,252	—	—
Rhea Goff	2/20/2024	2,793	125,489
	2/21/2023	2,069	92,960	—	—
	2/22/2022	713	32,035	—	—
(1)
The RSAs granted February 20, 2024, February 21, 2023 and February 22, 2022 will vest in three equal annual installments of each of the first through third anniversaries of the date of grant, subject to NEO’s continued employment. 5,418 of the RSAs granted to Mr. Gonzalez on February 20, 2024, 5,760 of the RSAs granted to Mr. Gonzalez on February 21, 2023 and 4,361 of the RSAs granted to Mr. Gonzalez on April 8, 2022 will vest as described in footnote 2, rather than as described in this footnote 1.

(2)
5,418 of the RSAs granted February 20, 2024, 5,760 of the RSAs granted February 21, 2023 and 4,361 of the RSAs granted April 8, 2022 to Mr. Gonzalez will vest in full on January 24, 2030 (Mr. Gonzalez’s 65th birthday), subject to his continued employment.

(3)	Based on the closing price of the Company’s stock on December 31, 2024 ($44.93), the final trading day of fiscal year 2024.
Option Exercises and Stock Vested in 2024 Fiscal Year

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Jorge L. Gonzalez	—	—	3,653	202,884
Marek Bakun	—	—	3,121	173,338
Elizabeth J. Walters	—	—	2,639	146,567
Rhea Goff	—	—	1,749	97,043
(1)
The value realized on vesting is determined by multiplying the number of units vested by our closing stock price on the date the units vested. For 2024, units granted on February 22, 2022 vested on February 22, 2024 and units granted on February 21, 2023 vested on February 21, 2024, and the closing stock price on those dates were $55.97 and $55.15, respectively.

The St. Joe Company | 2025 Proxy Statement 30

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
Other than Mr. Bakun’s employment agreement described in “Compensation Discussion and Analysis-Employment and Other Agreements” above, we do not have any severance, change in control, or other post-employment payment arrangements with any of our NEOs.
Bakun Employment Agreement
As discussed in the Compensation Discussion and Analysis under “Employment and Other Agreements,” we have entered into an employment agreement with Mr. Bakun. Mr. Bakun’s agreement provides for certain payments and other benefits if employment with us is terminated without “cause” or by Mr. Bakun for “good reason.” Upon a termination by us without “cause” or by Mr. Bakun for “good reason,” Mr. Bakun is entitled to receive:
•	salary continuation for a period of 12 months from the termination date; and
•	payments equal to our portion of the cost of continued health and welfare benefits for an 18-month period from the termination date.
Mr. Bakun’s employment agreement does not provide for any additional benefits if such termination occurs in connection with a change in control. In addition, the employment agreement does not provide any gross-up for excise taxes. Instead, the employment agreement provides that any amounts that would have been payable as a severance payment will be carved-back, as necessary, to avoid the payment of any excise taxes. Additionally, the employment agreement does not provide for any additional benefits in the event of death or termination due to disability.
The following table shows the termination payments that Mr. Bakun would have received pursuant to his employment agreement in connection with his termination without “cause” or by Mr. Bakun for “good reason,” in each case, subject to the execution of a general release agreement, had such termination occurred on December 31, 2024.

Type of Payment/Benefit	Payments Upon Termination Without Cause(1) or for Good Reason(2) ($)
Salary	$488,040
Continuation of Benefits(3)	$44,139
Total Termination Payments/Benefits	$532,179
(1)
Pursuant to the terms of Mr. Bakun’s employment agreement, “cause” means termination due to (a) the executive’s continued failure to substantially perform the executive’s employment duties (other than any such failure resulting from the executive’s incapacity due to physical or mental illness) that are demonstrably willful and deliberate on the executive’s part and which are not remedied in a reasonable period of time after receipt of notice from St. Joe, (b) the willful engaging by the executive in illegal conduct or gross misconduct that causes financial or reputational harm to St. Joe, (c) the conviction of a felony or a guilty or nolo contendere plea by the executive with respect thereto, (d) the material breach by the executive of his employment agreement or any of St. Joe’s written policies, (e) the habitual abuse of narcotics or alcohol by the executive, (f) engaging in fraud in connection with the business of St. Joe or misappropriation of St. Joe’s funds or property, or (g) the executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by the employment agreement or the executive’s loss of any governmental or self-regulatory license that is reasonably necessary for the executive to perform his responsibilities.

(2)
Pursuant to the terms of Mr. Bakun’s employment agreement, “good reason” means the executive’s termination of the executive’s employment for any one or more of the following reasons without the executive’s express written consent: (a) a significant diminution in the executive’s position, authority, comparable duties or responsibilities, excluding for these purposes: (i) an isolated, insubstantial or inadvertent action not taken in bad faith that is remedied by St. Joe within thirty (30) days after receipt of written notice thereof given by the executive as provided in the employment agreement, (ii) a change in the person to whom (but not the position to which) the executive reports, or (iii) the executive ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; (b) a material failure by St. Joe to provide the compensation and benefits provided for in the employment agreement other than an isolated, insubstantial or inadvertent failure not occurring in bad faith that is remedied by St. Joe within thirty (30) days after receipt of notice thereof given by the executive pursuant to the employment agreement; (c) any purported termination by St. Joe of the executive’s employment otherwise than as expressly permitted by the employment agreement; or (d) any failure by St. Joe to cause successors of the Company to assume the Company’s obligations under the employment agreement.

(3)
Pursuant to terms of his employment agreement, Mr. Bakun is entitled to receive a continuation of health and welfare benefits for a period of eighteen (18) months following the date of termination without “cause” or for “good reason.”

The St. Joe Company | 2025 Proxy Statement 31

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS
The following table sets forth information, as of December 31, 2024, with respect to our 2015 Plan under which common stock is authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (C)
Equity Compensation Plans Approved by Shareholders (2015 Plan)	—	—	1,371,623
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	—	—	1,371,623
The St. Joe Company | 2025 Proxy Statement 32

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the median employee, excluding the CEO, to the annual total compensation of our CEO. Our CEO pay ratio included in this proxy statement is a reasonable estimate that has been calculated in accordance with the SEC’s final rules regarding the CEO pay ratio disclosure requirements.
We initially selected our median employee as of December 31, 2022. To identify the median employee, we compared the total wage compensation for all full-time, part-time, temporary and seasonal employees, excluding our CEO, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 as of December 31, 2022, which consisted of 778 employees, all located in the United States. Wages and salaries were then annualized for full-time employees that were not employed by us for the entire fiscal year. Other than the foregoing, we did not make any assumptions, adjustments, or estimates with respect to our employees’ total wage, and used this consistently applied compensation measure to identify our median employee. The individual who was our median employee for our calculation in 2022 is no longer employed by us and a significant change in the circumstances of the median employee identified in 2023 occurred. In accordance with Item 402(u) of Regulation S-K, we determined that there was another similarly compensated individual as the 2022 median employee and the 2023 median employee, and we used that individual as the median employee for the 2024 calculations. We believe we have not had any significant changes to our employee population or our employee compensation arrangements since 2022 and we believe the selection of this individual as our median employee does not result in a significant change to our pay ratio disclosure.
After identifying the median employee, we calculated the median employee’s annual total compensation using the same SEC rules we use for calculating the annual total compensation of our CEO and other NEOs, as set forth in the 2024 Summary Compensation Table. In 2024, the annual total compensation of our median employee was $42,930. Our CEO’s annual total compensation as reported in the 2024 Summary Compensation Table was $1,746,456. The resulting ratio of the total 2024 annual compensation of CEO compared to our median employee in 2024 is approximately 41:1.
The CEO pay ratio disclosed above was calculated in accordance with SEC rules based upon our reasonable judgment and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their CEO pay ratio. Accordingly, the CEO pay ratio disclosed by other companies may not be comparable to our CEO pay ratio as disclosed above.
The St. Joe Company | 2025 Proxy Statement 33

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” on page 24 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSAs.

					Value of initial fixed $100 investment based on:
Year	Summary compensation table for PEO(1) ($)	Compensation actually paid to PEO(2) ($)	Average summary compensation table total for non-PEO named executive officers(3) ($)	Average compensation actually paid to non-PEO named executive officers(4) ($)	Total Shareholder return(5) ($)	Peer group total shareholder return(6) ($)	Net income(7) (millions) ($)	Total revenue(8) (millions) ($)
2024	1,746,456	1,390,136	899,141	794,726	235.06	137.90	74.2	402.7
2023	1,782,101	2,143,928	873,529	994,336	311.92	129.09	77.7	389.3
2022	1,759,228	1,642,718	744,781	716,940	198.53	113.35	70.9	252.3
2021	1,383,478	1,383,478	627,353	627,353	264.93	137.26	74.5	267.0
2020	1,238,395	1,238,395	563,871	563,871	214.58	109.57	45.2	160.6
1
The dollar amounts reported are the amounts of total compensation reported for Mr. Gonzalez, our Principal Executive Officer (“PEO”), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

2
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Gonzalez, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Gonzalez during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the table below sets forth the adjustments that were made to Mr. Gonzalez’s total compensation. The Company does not provide defined benefit pension benefits.

PEO Adjustments	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Reported Summary Compensation Table Total for PEO	1,746,456	1,782,101	1,759,228	1,383,478	1,238,395
Deduct Reported Value of Equity Awards(a)	(586,878)	(510,336)	(486,082)	—	—
Add Fair Value of Awards Granted in Current Year and Outstanding and Unvested at Year-End(b)	486,861	693,274	369,572	—	—
Change in Fair Value of Awards Granted in Prior Years and Outstanding and Unvested at Year-End(b)	(239,349)	168,537	—	—	—
Change in Fair Value of Awards Granted in Prior Years that Vested during Year	(16,954)	10,352	—	—	—
Total Compensation Actually Paid to PEO	1,390,136	2,143,928	1,642,718	1,383,478	1,238,395
(a)
Represents the deduction of the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for 2024, 2023 and 2022. The Company did not award equity awards in 2021 or 2020.

The St. Joe Company | 2025 Proxy Statement 34

PAY VERSUS PERFORMANCE
(b)
The equity award adjustments for 2024, 2023 and 2022 include the change in the year-end fair value of the equity awards granted in 2024, 2023 and 2022, respectively that were or are outstanding and unvested as of the end of each respective year.

3
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Gonzalez, who has served as our PEO since 2015) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Gonzalez) included for purposes of calculating the average amounts for 2020 through 2024 are: Marek Bakun, Elizabeth J. Walters, and Rhea Goff.

4
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Gonzalez), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Gonzalez) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the table below sets forth the adjustments that were made to the average total compensation for the NEOs as a group (excluding Mr. Gonzalez) to determine compensation actually paid, using the same methodology as described above in footnote 2. The Company does not provide defined benefit pension benefits.

Non-PEO NEOs Adjustments	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Average Reported Summary Compensation Table Total for Non-PEO NEOs	899,141	873,529	744,781	627,353	563,871
Deduct Average Reported Value of Equity Awards(a)	(199,345)	(179,902)	(161,016)	—	—
Add Average Fair Value of Awards Granted in Current Year and Outstanding and Unvested at Year-End(b)	165,372	244,391	133,175	—	—
Change in Average Fair Value of Awards Granted in Prior Years and Outstanding and Unvested at Year-End(b)	(58,794)	49,462	—	—	—
Change in Average Fair Value of Awards Granted in Prior Years that Vested during Year	(11,648)	6,856	—	—	—
Total Compensation Actually Paid to Non-PEO NEOs	794,726	994,336	716,940	627,353	563,871
5
Cumulative total shareholder return (“TSR”) is calculated in accordance with Items 402(v) and 201(e) of Regulation S-K, by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group represents the published industry S&P SmallCap 600 Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

7	The dollar amounts reported represent the amount of net income attributable to the Company reflected in the Company’s audited financial statements for the applicable year.
8
The dollar amounts reported represent the amount of total revenue reflected in the Company’s audited financial statements for the applicable year. As described in more detail in the “Compensation Discussion and Analysis,” the Company maintains a discretionary cash incentive program for NEOs that does not utilize a specific formula of financial performance metrics. In determining whether a discretionary cash incentive is paid, the CHC Committee takes into consideration the Company’s net income attributable to the Company and total revenue in assessing overall Company performance. Accordingly, the Company has determined that total revenue represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance.

Tabular List of Financial Performance Measures
The most important financial performance measure used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance is:
•	Total revenue.
The St. Joe Company | 2025 Proxy Statement 35

PAY VERSUS PERFORMANCE
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
The following chart provides a graphical representation of the Compensation Actually Paid to our PEO and other NEOs versus the Company’s five-year cumulative TSR.

Compensation Actually Paid and Net Income
The following chart provides a graphical representation of the Compensation Actually Paid to our PEO and other NEOs versus the net income attributable to the Company.

Compensation Actually Paid vs. Net Income
Net Income ($mm)
Compensation Actually Paid ($mm)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$-
$2.4
$2.2
$2.0
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
2020
2021
2022
2023
2024
PEO CAP
Non-PEO NEO CAP
Net Income

The St. Joe Company | 2025 Proxy Statement 36

PAY VERSUS PERFORMANCE
Compensation Actually Paid and Company-Selected Measure
The following chart provides a graphical representation of the Compensation Actually Paid to our PEO and other NEOs versus the company-selected measure, total revenue.

Compensation Actually Paid vs. Total Revenue
Total Revenue ($mm)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
Compensation Actualy Paid ($mm)
$2.4
$2.2
$2.0
$1.8
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
2020
2021
2022
2023
2024
PEO CAP
Non-PEO NEO CAP
Total Revenue (Company Selected Measure)

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following chart provides a graphical representation of the Company’s five-year cumulative TSR versus our industry peer group, the S&P SmallCap 600 Index.

The St. Joe Company | 2025 Proxy Statement 37

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY
2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
Introduction
At the Annual Meeting, we will ask our shareholders to approve the 2025 Equity Incentive Plan, which was approved by the Board on February 25, 2025, subject to the approval of our stockholders at the Annual Meeting. We believe that incentives and stock-based awards focus employees and other service providers on the objective of creating shareholder value and promoting the success of St. Joe, and that incentive compensation plans are an important attraction, retention and motivation tool for participants in the 2025 Equity Incentive Plan. The 2015 Plan will expire in accordance with its terms on June 30, 2025, after which date no further awards may be granted thereunder. The primary purpose of the 2025 Equity Incentive Plan is to allow St. Joe to continue to issue stock-based awards to our employees and other service providers following the expiration of the 2015 Plan.
If the 2025 Equity Incentive Plan is approved by our shareholders, it will become effective on July 1, 2025. If the 2025 Equity Incentive Plan is not approved by our shareholders, the 2025 Equity Incentive Plan will not become effective. Whether or not the 2025 Equity Incentive Plan is approved by our shareholders, each award previously granted under the 2015 Plan prior to its expiration will continue to be subject to the terms and provisions applicable to such award under the applicable award agreement and the 2015 Plan.
Background
The Board believes that equity incentives are integral to St. Joe’s compensation strategies and programs. The Board adopted the 2015 Plan on March 23, 2015 and authorized an aggregate of 1.5 million shares for issuance thereunder. As of March 19, 2025, 1,352,215 shares remain available for issuance under the 2015 Plan.
The 2015 Plan will terminate by its terms on June 30, 2025. If the 2025 Equity Incentive Plan is approved by our shareholders, it will become effective on July 1, 2025, and the number of authorized shares under the 2025 Equity Incentive Plan will equal (i) the number of shares of our common stock that remain available for issuance under the 2015 Plan immediately before such plan’s expiration, plus (ii) the number of shares of our common stock subject to awards under the 2015 Plan that either expire, are cancelled, or otherwise terminate after July 1, 2025, subject to adjustment in accordance with the terms of the 2025 Equity Incentive Plan.
As of March 19, 2025, the 1,352,215 shares that were available for issuance under the 2015 Plan represent 2.3% of the total outstanding number of shares and voting power of St. Joe and the market price of per share was $46.86.
As of March 19, 2025, there were under the 2015 Plan an aggregate of 63,402 shares of restricted stock outstanding. For additional information regarding equity-based awards previously granted under the 2015 Plan, please see Notes 15 and 16 to our consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2024.
Expected Plan Duration
As noted above, the 2025 Equity Incentive Plan will not include an increase in the number of shares than would otherwise be available under the 2015 Plan at expiration. Based on our historic and projected future use of equity-based compensation, we estimate that the remaining shares available for issuance under the 2015 Plan that will be available for issuance
The St. Joe Company | 2025 Proxy Statement 38

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
under the 2025 Equity Incentive Plan, will be sufficient to provide awards for the full duration of the 2025 Equity Incentive Plan; however, the actual duration may be longer or shorter depending on currently unknown factors, such as competitive market practices, our hiring and promotion practices, future grant practices, St. Joe’s stock price, the number of awards that are forfeited, and future acquisitions and divestitures.
Burn Rate
Our “burn rate,” which is calculated by dividing the total number of shares subject to restricted stock awards (which are the only type of equity awards we have granted) granted in a given year by the total weighted average number of shares of common stock outstanding during the period (without reflecting any forfeitures or cancellations) has averaged 0.056% over the last three years.

	2024	2023	2022
Restricted Stock Granted	32,162	36,499	29,955
Weighted-Average Fully Diluted Common Shares Outstanding	58,346,726	58,324,254	58,721,338
Burn Rate	0.055%	0.063%	0.051%
Overhang Calculation
As of March 19, 2025, our “overhang” (i.e., the quotient obtained by dividing (x) the sum of the number of shares of common stock subject to equity awards outstanding and the number of shares available for future grants under our 2015 Plan, by (y) the total number of shares of common stock outstanding) was 2.4%. Following the approval of the 2025 Equity Incentive Plan, our overhang is not expected to change because we are not requesting shares in addition to those available under the 2015 Plan.

As of March 19, 2025
Total Number of Shares Outstanding (A)	58,222,315
Total Number of Shares Subject to Outstanding Restricted Stock Awards (B)	63,402
Shares Available for Grant under 2015 Plan (C)	1,352,215
Existing Overhang ((B+C)/(A+B+C))	2.4%
Key Terms of the 2025 Equity Incentive Plan
The following is a summary of key provisions of the 2025 Equity Incentive Plan. Some of these provisions are described in greater detail below.

Plan Term:	July 1, 2025 to July 1, 2035, unless earlier terminated by the Board.

Eligible Participants:	All officers, employees, directors and certain consultants and advisors of St. Joe, its subsidiaries and affiliates.

Shares Authorized:
The aggregate authorized shares under the 2025 Equity Incentive Plan is limited to (i) the number of shares of our common stock that remain available for issuance under the 2015 Plan immediately before such plan’s expiration, plus (ii) the number of shares of our common stock subject to awards under the 2015 Plan that either expire, are cancelled, or otherwise terminate after July 1, 2025.

Award Types:	•	Stock Options
	•	Restricted Stock
	•	Restricted Stock Units (“RSUs”)
	•	Stock Appreciation Rights (“SARs”)
	•	Stock Bonuses
	•	Performance Awards
	•	Other Stock-Based Awards

Award Terms:	Stock options and, subject to certain exceptions, SARs will have a term of no longer than ten years.

The St. Joe Company | 2025 Proxy Statement 39

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN

Other Share Limitations:	The maximum number of shares that may be delivered under the 2025 Equity Incentive Plan as a result of the exercise of incentive stock options is 500,000 shares, subject to certain adjustments.

Vesting:	Determined by the CHC Committee or the Board, generally subject to a one-year minimum vesting requirement.

Not Permitted:	•	Stock options and SARs cannot be granted at a price below the market value of St. Joe stock on the date of the grant.
•
Except in connection with a change in St. Joe’s capitalization or any re-pricing approved by shareholders, no adjustment can be made to any outstanding award under the 2025 Equity Incentive Plan that would constitute a re-pricing of the per share exercise or base price of the award.

	•	No reload grants.
	•	No liberal share recycling.
	•	No automatic grants.
	•	No “evergreen” feature pursuant to which the shares authorized for issuance under the 2025 Equity Incentive Plan can be automatically replenished.
	•	No tax gross-ups.

Overview of the 2025 Equity Incentive Plan
The principal terms of the 2025 Equity Incentive Plan are summarized below. The full text of the 2025 Equity Incentive Plan is attached to this proxy statement as Annex A.
Purpose
The purpose of the 2025 Equity Incentive Plan is to promote the interests of St. Joe, our subsidiaries and our shareholders by (i) attracting and retaining officers, employees and directors of, and consultants to, St. Joe and our subsidiaries and affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of St. Joe; (iv) encouraging ownership of stock in St. Joe by such individuals; and (v) linking their compensation to the long-term interests of St. Joe and our shareholders.
Administration
The 2025 Equity Incentive Plan will be administered, construed and interpreted by the CHC Committee. The CHC Committee has broad authority to determine who among those eligible to participate in the 2025 Equity Incentive Plan will be granted awards, determine the types of awards to be granted, prescribe the terms and conditions of all awards, and construe and interpret the terms of the 2025 Equity Incentive Plan. Determinations of the CHC Committee are final, binding and conclusive. In addition, the CHC Committee may generally delegate some of its authority to (a) grant awards, (b) cancel, modify or waive rights with respect to awards, or (c) alter, discontinue, suspend or terminate awards to a sub-committee consisting of at least one member of the CHC Committee. The CHC Committee may also delegate ministerial, non-discretionary functions to officers or employees of St. Joe, and of our subsidiaries, or to third parties.
Eligibility
Persons eligible to receive awards under the 2025 Equity Incentive Plan include officers and employees of St. Joe and our subsidiaries and affiliates, directors of St. Joe and our subsidiaries, and certain consultants and advisors to St. Joe and subsidiaries and affiliates. As of March 19, 2025, there were four executive officers, approximately 1,050 non-executive officer employees and three non-employee directors who would be eligible to participate in the 2025 Equity Incentive Plan. The Company uses a number of outside consultants from time-to-time that are eligible to participate in the 2025 Equity Incentive Plan, however, the Company currently has no plans to issue awards to these consultants. As of March 19, 2025, four executive officers, four non-executive officer employees, zero non-employee directors, and zero consultants held outstanding awards under the 2015 Plan.
The St. Joe Company | 2025 Proxy Statement 40

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
Authorized Shares
The total number of shares of our Common Stock reserved and available for delivery under the 2025 Equity Incentive Plan will be limited to (i) the number of shares of our common stock that remain available for issuance under the 2015 Plan immediately before such plan’s expiration, plus (ii) the number of shares of our common stock subject to awards under the 2015 Plan that either expire, are cancelled, or otherwise terminate after July 1, 2025, subject to adjustment in accordance with the 2025 Equity Incentive Plan. Awards that are forfeited, expire or otherwise terminate without issuance of such shares, or are settled for cash or otherwise without resulting in the issuance of all or a portion of the shares subject to such award will generally become again available for future grants under the 2025 Equity Incentive Plan, except that the following shares will not be available for future grants (a) shares delivered to or withheld by St. Joe to pay the exercise price of a stock option, (b) shares delivered to or withheld by St. Joe to pay the withholding taxes related to an award, or (c) shares repurchased by St. Joe on the open market with the proceeds of an award paid to St. Joe by or on behalf of a participant. The maximum number of shares that may be delivered under the 2025 Equity Incentive Plan as a result of the exercise of incentive stock options is 500,000 shares, subject to certain adjustments.
Non-Employee Director Compensation Limits
Under the 2025 Equity Incentive Plan, in a single calendar year, a non-employee director may not be granted awards for such individual’s service on our Board having a value in excess of $750,000 (except that, (i) the CHC Committee may make exceptions to this limit, but the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for non-employee directors and (ii) for any year in which a non-employee director first commences services on our Board, serves on a special committee of our Board or serves as lead director or non-executive chair of our Board, this limit will be increased to $1,000,000).
Minimum Vesting Schedule
The 2025 Equity Incentive Plan provides that a vesting period of at least one year will apply to all awards issued under the 2025 Equity Incentive Plan, except that (i) an award granted to a non-employee director may vest on the earlier of (a) the date that is one year following the date on which such award is granted or (b) the first annual meeting of the Company’s stockholders that occurs following the date such award is granted, provided that such vesting period may not be less than 50 weeks following the date such award is granted and (ii) up to 5% of the shares reserved for issuance under the 2025 Equity Incentive Plan may be issued pursuant to awards that do not comply with such minimum one-year vesting period or clause (i) of this sentence.
Types of Awards
Stock Options. A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. Unless otherwise provided in an award agreement (and subject to any limitations set forth in an award agreement), consideration for exercising a stock option may generally be made by (i) cash, (ii) check or wire transfer, (iii) other shares of our common stock, (iv) withholding of shares deliverable upon exercise, (v) a “cashless” exercise/sale procedure or a broker-assisted sale and remittance program, (vi) such other method of payment permitted by applicable laws, or (vii) any combination of methods described above. The maximum term of an option is ten years from the date of grant.
An option may either be an incentive stock option or a nonqualified stock option. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2025 Equity Incentive Plan. Incentive stock options may only be granted to employees of St. Joe or one of our subsidiaries.
Restricted Stock. Shares of restricted stock are shares of our common stock that are subject to certain vesting and other restrictions on sale, pledge, or other transfer by the recipient during a particular period of time. Subject to the restrictions provided in the applicable award agreement and the 2025 Equity Incentive Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to receive dividends.
The St. Joe Company | 2025 Proxy Statement 41

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
Restricted Stock Units. A restricted stock unit (or “RSU”) represents the right to receive one share of our common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2025 Equity Incentive Plan, a participant receiving RSUs has no shareholder rights until the RSUs are settled in shares of our common stock. RSUs may be granted with or without dividend equivalent rights.
Stock Bonuses. A stock bonus is an award of shares of our common stock. The CHC Committee may grant stock bonuses in such amounts, and subject to such conditions, as the CHC Committee determines at the time of grant.
Stock Appreciation Rights. A stock appreciation right (or “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of our common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the CHC Committee at the time of grant of the stock appreciation right, and it generally cannot be less than the fair market value of a share of our common stock on the date of grant. SARs may be granted independently or in connection with other awards. The maximum term of a stock appreciation right is ten years from the date of grant.
Performance Awards. The CHC Committee may grant awards that vest and/or become exercisable or distributable subject to the achievement of performance goals. A performance award may consist of a right that is (i) denominated in cash or shares (including but not limited to restricted stock or restricted stock units), (ii) valued, as determined by the CHC Committee, in accordance with the achievement of one or more performance criteria as the CHC Committee will establish, and (iii) payable at such time and in such form as the CHC Committee will determine. The CHC Committee will establish performance criteria and the level of achievement of such criteria (including the target, minimum and maximum amount payable under a performance award). The CHC Committee will also establish the applicable performance measurement period, provided that the performance measurement period with respect to an award will range from three months to ten years.
Other Stock-Based Awards. The other types of awards that may be granted under the 2025 Equity Incentive Plan include, without limitation, awards of shares of our common stock, phantom stock, or other awards that are valued in whole or in part, or otherwise in reference to, shares of our common stock. The CHC Committee may determine the terms and conditions of any such award.
Adjustments. The share limit and the number and kind of shares available under the 2025 Equity Incentive Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholder.
Change In Control. The CHC Committee has the discretion to determine the impact of any change in control on the awards (other than performance awards) outstanding under the 2025 Equity Incentive Plan. The CHC Committee may (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on awards; or (iii) provide for the cancellation of awards for a cash payment per share/unit in an amount based on the fair market value of the award with reference to the change in control, which amount may be zero if applicable.
In the event of a change of control, any outstanding performance awards which have been earned but not paid will become immediately payable. In addition, if a change of control occurs during a performance period, the performance periods will end on the date of the change in control, and the CHC Committee will determine the extent to which performance criteria set forth in the award have been met and pay each participant partial or full awards based on such determination.
Transfer Restrictions. The CHC Committee may impose restrictions on the ownership and transferability of shares received pursuant to awards.
Termination of or Changes to the 2025 Equity Incentive Plan. The Board may amend or terminate the 2025 Equity Incentive Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law, any applicable listing agency, or under Sections 422 or 424 of the Code to preserve the intended tax consequences of the 2025 Equity Incentive Plan.
The St. Joe Company | 2025 Proxy Statement 42

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
Unless terminated earlier by the Board, the authority to grant new awards under the 2025 Equity Incentive Plan will terminate on July 1, 2035. Outstanding awards, as well as the CHC Committee’s authority with respect thereto, generally will continue following the expiration or termination of the 2025 Equity Incentive Plan. Generally speaking, outstanding awards may be amended by the CHC Committee (except for a re-pricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.
Clawbacks. All Awards granted under the 2025 Equity Incentive Plan are subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the Company’s Clawback Policy or similar policies or any applicable law related to such actions.
Federal Income Tax Consequences of Awards under the 2025 Equity Incentive Plan
The federal income tax consequences of awards under the 2025 Equity Incentive Plan will depend on the type of award granted. The following description is a general summary of certain U.S. federal income tax consequences related to awards. It does not address certain types of taxes, such as state, local and non-U.S. income taxes. This summary is provided for general informational purposes only, and it is not intended as tax advice to participants. Participants in the 2025 Equity Incentive Plan should not rely on this description and should instead consult their own tax advisors.
Nonqualified Stock Options
Under current law, the grant of an option generally will have no federal income tax consequences for the participant or for St. Joe. On exercise of a nonqualified stock option granted under the 2025 Equity Incentive Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares acquired on exercise of the option over the exercise price. If the optionee is an employee of St. Joe or a subsidiary, that income will be subject to the withholding of federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his or her holding period for those shares will begin on that date. St. Joe generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.
Incentive Stock Options
Under current law, the grant of an incentive stock option (an “ISO”) will not be a taxable event for the participant or for St. Joe. In addition, a participant generally will not recognize taxable income upon exercise of an ISO. A participant’s alternative minimum tax, however, will generally be increased by the amount by which the fair market value of a share acquired on exercise of an ISO exceeds the exercise price of that option for the year in which the option is exercised.
If the optionee holds a share received on exercise of an ISO for the “Required Holding Period,” which consists of at least (i) two years from the date the option was granted, and (ii) one year from the date the option was exercised, then the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, (i) the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and (ii) the sales proceeds are less than the fair market value of the share on the date of exercise of the option, then the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
St. Joe is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period; however, if there is a Disqualifying Disposition of a share, then St. Joe is generally allowed a deduction in an amount equal to the ordinary income recognized by the optionee.
The St. Joe Company | 2025 Proxy Statement 43

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
Restricted Stock
Under current law, the participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares of stock on the vesting date. Under Section 83 of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares of stock on the date of grant (less the purchase price for such shares of stock, if any). St. Joe generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant.
Share Appreciation Rights
Under current law, the grant of a share appreciation right (“SAR”) generally will have no federal income tax consequences for the participant. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount measured by the difference between (i) the fair market value of one share of stock on the date the SAR is exercised over (ii) the SAR exercise price, as determined by the CHC Committee as of the date of grant. St. Joe generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant.
Restricted Stock Units, Performance Awards, Stock Bonuses and Other Stock-Based Awards
Under current law, the grant of a restricted stock unit, performance award, stock bonus or other stock-based award generally will have no federal income tax consequences to the participant or St. Joe. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted stock unit, performance award, or other stock-based award in an amount equal to the amount of cash paid, if any, and the fair market value of any shares of stock delivered to the participant. St. Joe generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant.
Section 409A of the Code
Certain types of awards under the 2025 Equity Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties, and additional state taxes). To the extent applicable, the 2025 Equity Incentive Plan and awards granted under the 2025 Equity Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code.
Golden Parachute Payments
St. Joe’s ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2025 Equity Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of “excess parachute payments” (as defined in Section 280G of the Code) made in connection with a change in control of an employer-corporation under Section 280G of the Code. In addition, participants may be subject to a 20% excise tax under Section 4999 of the Code in respect of the foregoing excess parachute payments.
Reasonable Compensation
For the amounts described above to be deductible by St. Joe, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Compensation of Covered Employees
Our ability to obtain a deduction for amounts paid under the 2025 Equity Incentive Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.
The St. Joe Company | 2025 Proxy Statement 44

PROPOSAL 4 – APPROVAL OF THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
New Plan Benefits
All future awards to directors, executive officers, and employees will be made at the discretion of the CHC Committee. Therefore, we cannot determine future benefits for any other awards under the 2025 Equity Incentive Plan at this time. The table below shows the grant date fair values of restricted stock awards made under the 2015 Plan for fiscal year 2025 as of March 19, 2025.

Name and Position	Dollar Value ($)	Number of Restricted Stock Awards (#)
Jorge L. Gonzalez, President, Chief Executive Officer and Chairman of the Board	308,143	6,664
Marek Bakun, EVP and Chief Financial Officer	128,131	2,771
Elizabeth J. Walters, SVP, Chief Legal Officer and Corporate Secretary	106,444	2,302
Rhea Goff, SVP and Chief Administrative Officer	80,920	1,750
Executive Officer Group	623,639	13,487
Non-Employee Directors Group	0	0
Non-Executive Officer Employee Group	273,787	5,921
Required Vote
Under our Bylaws, the votes cast favoring the action must exceed the votes cast opposing the action to approve the 2025 Equity Incentive Plan.
Recommendation of the Board of Directors
Our Board of Directors recommends a vote “FOR” approval of The St. Joe 2025 Performance and Equity Incentive Plan.
The St. Joe Company | 2025 Proxy Statement 45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS
Principal Holders of Stock
The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock based on the latest reporting with the SEC:

Name and Address	Number of Shares Beneficially Owned	Percent of Class(1)
Fairholme Capital Management, L.L.C., Bruce R. Berkowitz and Fairholme Funds, Inc. 5966 South Dixie Highway, Suite 300 Miami, FL 33143	20,209,767(2)	34.7%
Blackrock, Inc. 50 Hudson Yards New York, NY 10001	6,052,034(3)	10.4%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	5,944,496(4)	10.2%
(1)
The percentages reported are based on 58,222,315 shares of common stock outstanding as of March 19, 2025. The percentages reported are also based any securities of which each person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage.

(2)
Based on a Schedule 13D/A filed on March 7, 2025 and subsequent Form 4s filed on March 12, 2025 and March 20, 2025, Fairholme Capital has the sole power to vote or direct the vote of 0 shares, the Fairholme Funds has the sole power to vote or direct the vote of 0 shares and Bruce R. Berkowitz has the sole power to vote or direct the vote of 1,909,967 shares. Fairholme Capital has the shared power to vote or direct the vote of 16,943,524 shares, the Fairholme Funds has the shared power to vote or direct the vote of 16,943,524 Shares and Mr. Berkowitz has the shared power to vote or direct the vote of 16,943,524 shares. Fairholme Capital has the sole power to dispose or direct the disposition of 0 shares, the Fund has the sole power to dispose or direct the disposition of 0 shares and Mr. Berkowitz has the sole power to dispose or direct the disposition of 1,909,967 shares. Fairholme Capital has the shared power to dispose or direct the disposition of 18,299,800 shares, the Fairholme Funds has the shared power to dispose or direct the disposition of 16,943,524 shares and Mr. Berkowitz has the shared power to dispose or direct the disposition of 18,299,800 shares.

(3)
Based on a Schedule 13G/A filed by Blackrock, Inc. (“Blackrock”) on June 7, 2024, Blackrock has sole voting power with respect to 5,911,903 shares it beneficially owns and has sole dispositive power with respect to 6,052,034 shares it beneficially owns. Blackrock has shared voting power with respect to 0 shares it beneficially owns and shared dispositive power with respect to 0 shares it beneficially owns.

(4)
Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on October 4, 2024, Vanguard has sole voting power with respect to 0 shares it beneficially owns and has sole dispositive power with respect to 5,833,867 shares it beneficially owns. Vanguard has shared voting power with respect to 64,555 shares it beneficially owns and shared dispositive power with respect to 110,629 shares it beneficially owns.

The St. Joe Company | 2025 Proxy Statement 46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of our common stock beneficially owned by the current directors, the NEOs and the directors and all executive officers as a group, based on the latest reporting with the SEC.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Cesar L. Alvarez	4,700	*
Marek Bakun	22,361	*
Howard S. Frank	30,000	*
Jorge L. Gonzalez	66,757	*
Rhea Goff	9,787	*
Thomas P. Murphy, Jr.	34,116	*
Elizabeth J. Walters	16,824	*
Directors and Executive Officers as a Group (seven (7) persons)	184,545	*
The address of each director and executive officer in this table is c/o The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407.
(1)	Each director and executive officer listed has sole or shared voting and dispositive power over the shares listed.
(2)
The percentages reported are based on 58,222,315 shares of common stock outstanding as of March 19, 2025. The percentages reported are also based on any securities of which each person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. An “*” indicates less than 1% ownership.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and certain officers, among others, to file forms with the SEC to report their ownership of our stock and any changes in ownership. Based on our review of reports filed with the SEC and related written representations, we believe that all of the required reports for our directors and officers were filed on a timely basis under Section 16(a) for 2024, except that on October 30, 2024, a late Form 4 filing was made on behalf of Mr. Gonzalez to report a purchase by Mr. Gonzalez of 1,695 shares of the Company’s common stock due to an inadvertent administrative error. The date of the purchase was October 25, 2024.
The St. Joe Company | 2025 Proxy Statement 47

OTHER MATTERS
Shareholder Proposals for 2026 Annual Meeting of Shareholders
Shareholder proposals should be sent to us via certified mail at The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407, Attention: Elizabeth J. Walters, Chief Legal Officer. To be considered for inclusion in our proxy statement for the 2026 annual meeting of shareholders, the deadline for submission of shareholder proposals, pursuant to Rule 14a-8 of the Exchange Act, is December 2, 2025.
Additionally, pursuant to our Bylaws, we must receive notice of any shareholder proposal or director nomination to be submitted at the 2026 annual meeting of shareholders, but not required to be included in our proxy statement, no earlier than January 13, 2026 and no later than February 2, 2026 (the “Advance Notice Deadline”) with respect to such proposal. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act when providing notice to the Company no later than the Advance Notice Deadline. Any director nomination must contain the information specified in our Bylaws.
List of Shareholders Entitled to Vote at the Annual Meeting
The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.
Communication with St. Joe’s Board of Directors
Any shareholder or other interested party who desires to contact any member of the Board (including our Lead Independent Director or the non-management directors as a group) may do so in one of the following three ways:
•	electronically by sending an e-mail to the following address: directors@joe.com;
•	in writing to the following address: Board of Directors, The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407;
•	or by telephone at (800) 571-4840.
Communications relating to relevant business matters are distributed by the Corporate Secretary to the members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, any complaints regarding accounting, internal accounting controls and auditing matters would be forwarded by the Corporate Secretary to the Chairman of the Audit Committee for review.
Available Information
We maintain an Internet website at www.joe.com. Copies of the committee charters of each of the Audit Committee, CHC Committee and Governance Committee, together with certain other corporate governance materials, including our Bylaws, Guidelines and Code, can be found under the Investor Relations - Corporate Governance section of our website located at www.joe.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor
The St. Joe Company | 2025 Proxy Statement 48

OTHER MATTERS
Relations - SEC Filings section of our website, located at www.joe.com. A request for a copy of such report should be directed to The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407, Attn: Investor Relations. A copy of any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.
Electronic Delivery
This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you electronically. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about April 1, 2025. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our Corporate Secretary at The St. Joe Company, 130 Richard Jackson Boulevard, Suite 200, Panama City Beach, Florida 32407, (850) 231-6400.
If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact our Corporate Secretary as indicated above. Beneficial owners of shares can request information about householding from their nominee.
The St. Joe Company | 2025 Proxy Statement 49

ANNEX A

THE ST. JOE COMPANY
2025 PERFORMANCE AND EQUITY INCENTIVE PLAN
1. Establishment, Effective Date and Term. The St. Joe Company, a Florida corporation (the “Company”), hereby establishes the “The St. Joe Company 2025 Performance and Equity Incentive Plan” (the “Plan”). Subject to ratification by an affirmative vote of a majority of the Company’s shareholders, either in person or by proxy, present and entitled to vote at the Company’s Annual Meeting on May 13, 2025, the effective date of this Plan shall be July 1, 2025 (the “Effective Date”). Unless earlier terminated pursuant to Section 25 hereof, this Plan shall terminate on the tenth anniversary of the Effective Date.
2. Purpose. The purpose of this Plan is to promote the interests of the Company, its Subsidiaries and its shareholders by (i) attracting and retaining officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.
3. Definitions.
Whenever used in this Plan, the following terms shall have the meanings set forth below:
“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Committee.
“Applicable Laws” shall mean the requirements relating to the administration of equity-based plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under this Plan, the laws of such jurisdiction.
“Appreciation Date” shall mean the date designated by a holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to the holder, which date shall be the date notice of such designation is received by the Committee, or its designee.
“Award” shall mean any Option, Share of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Stock Bonus, Performance Award, Other Stock-Based Award or other award granted under this Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish or which are required by applicable legal requirements.
“Award Agreement” shall mean an agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award, which may be in written or electronic format, in such form and with such terms as may be specified by the Committee. Each Award Agreement is subject to the terms and conditions of this Plan. An Award Agreement may be in the form of either (i) an agreement to be either executed by both the Participant and the Company or offered and accepted electronically as the Committee shall determine or (ii) certificates, notices or similar instruments as approved by the Committee.
“Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) failure or refusal of the Participant to perform the duties and responsibilities that the Company requires to be performed by the Participant, (ii) gross negligence or willful misconduct by the Participant in the performance of the Participant’s duties, (iii) commission by the
The St. Joe Company | 2025 Proxy Statement A-1

Participant of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, (iv) the Participant’s commission of an act (other than the good faith exercise of the Participant’s business judgment in the exercise of the Participant’s responsibilities) that results, or could result, in material harm to the Company or (v) the Participant’s material violation of the Company’s Code of Business Conduct and Ethics, Insider Trading Policy or other similar policy governing the ethical behavior of Company employees or directors; provided, however, that if the Participant and the Company have entered into an employment agreement which defines “cause” for purposes of such agreement, “cause” shall be defined in accordance with such agreement. The Committee, in its sole and absolute discretion, shall determine whether a termination of employment or service is for Cause.
“Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Person or related group of Persons (other than (a) the Company or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company, (b) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (c) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, excluding any acquisitions pursuant to a merger or consolidation described in (iii) below that does not constitute a Change in Control;
(ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were (1) still in office at the time such election or nomination was approved by the Board and (2) not initially (A) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (B) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) above or (iii) or (iv) below;
(iii) the consummation of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control;
(iv) the consummation of a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than 50% of the combined voting power of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(v) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.
The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A, an event shall not be considered to be a Change in Control under this Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
The St. Joe Company | 2025 Proxy Statement A-2

“Committee” shall mean the Compensation Committee or any other committee appointed by the Board to administer this Plan pursuant to Section 5 of this Plan. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights of the Committee under this Plan, except with respect to matters which under Rule 16b-3 of the Exchange Act or any regulations or rules issued thereunder are required to be determined in the sole discretion of the Committee.
“Common Stock” shall mean the Common Stock of the Company, no par value.
“Compensation Committee” shall mean the Compensation and Human Capital Committee of the Board, which shall consist of two (2) or more Non-Employee Directors, each of whom shall be both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and “independent” under the listing standards or rules of the securities exchange on which Common Stock are traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
“Disability” shall mean “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
“Eligible Individual” shall mean any person who is either: (i) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries or Affiliates; (ii) a director of the Company or one of its Subsidiaries; or (iii) an individual consultant or advisor who renders or has rendered bona fide services to the Company or one of its Subsidiaries or Affiliates and who is selected to participate in this Plan by the Committee; provided, however, that a person who is otherwise an Eligible Individual under clause (iii) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of Shares issuable under this Plan by the Company or the Company’s compliance with any other Applicable Laws.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code or regulations issued thereunder or otherwise determined or provided by the Committee in the circumstances, (i) the closing sales price of a Share as furnished by the New York Stock Exchange (“NYSE”) or other principal stock exchange on which the Company’s Common Stock is then listed for the trading date preceding the date in question or (ii) if no sales of Common Stock were reported by the NYSE or other such exchange on that date, the closing sales price for a Share as furnished by the NYSE or other such exchange for the next preceding day on which sales of Shares were reported by the NYSE. If the Common Stock is no longer listed or is no longer actively traded on the NYSE or listed on a principal stock exchange as of the applicable date, the Fair Market Value of a Share shall be the value as reasonably determined by the Committee for purposes of the Award in the circumstances, taking into account the requirements of Section 409A.
“Grant Date” shall mean the date upon which an Award is granted to a Participant pursuant to this Plan or such later date as specified in advance by the Committee.
“Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the applicable Award Agreement.
“Insider Trading Policy” shall mean the Company’s Insider Trading Policy, as may be amended from time to time.
“Issue Date” shall mean the date established by the Committee on which certificates representing Shares shall be issued by the Company.
“Non-Employee Director” shall mean a member of the Board who is not an employee of the Company.
“Non-qualified Stock Option” shall mean an Option that is not intended to meet the requirements of Section 422 of the Code.
“Option” shall mean any stock option granted pursuant to Section 7 of this Plan.
“Other Stock-Based Award” shall mean an Award granted pursuant to Section 13 of this Plan.
“Participant” shall mean any Eligible Individual with an outstanding Award.
The St. Joe Company | 2025 Proxy Statement A-3

“Performance Award” shall mean any Award granted under Section 12 of this Plan.
“Performance Period” shall mean a period of time within which Qualifying Performance Criteria is measured for the purpose of determining whether an Award subject to performance restrictions has been earned.
“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or Subsidiary of the Company.
“Prior Plan” means the Company’s 2015 Performance and Equity Incentive Plan.
“Qualifying Performance Criteria” shall have the meaning set forth in Section 12.4 of this Plan.
“Reorganization” shall be deemed to occur if an entity is a party to a merger, consolidation, reorganization, or other business combination with one (1) or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the Company or any Subsidiary of the Company is the surviving entity.
“Restricted Stock” shall mean Awards granted pursuant to Section 8 of this Plan.
“Restricted Stock Unit” or “RSU” shall mean Awards granted pursuant to Section 9 of this Plan.
“Restriction Period” shall mean the period during which applicable restrictions apply to a Restricted Stock or Restricted Stock Units.
“Section 424 Employee” shall mean an employee of the Company or any “subsidiary corporation” or “parent corporation” as defined in and in accordance with Code Section 424. Such term shall also include employees of a corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies.
“Share” shall mean a share of Common Stock, as adjusted in accordance with Section 15.1 of this Plan.
“Stock Appreciation Right” or “SAR” shall mean an Award granted pursuant to Section 10 of this Plan.
“Stock Bonus” shall mean an Award granted pursuant to Section 11 of this Plan.
“Stock Ownership Guidelines” shall mean the stock ownership guidelines adopted by the Board from time to time.
“Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
“Vesting Date” shall mean the date established by the Committee on which an Award may vest.
4. Common Stock Subject to this Plan.
4.1 Aggregate Limits. Subject to the provisions of Section 15 of this Plan, the aggregate number of Shares subject to Awards granted under this Plan is the sum of (i) the number of Shares that remain available for issuance, upon the expiration of the Prior Plan and (ii) the number of Shares subject to awards under the Prior Plan that are outstanding as of the Effective Date which expire, are cancelled or otherwise terminate, in whole or in part, after the Effective Date (such number of Shares, the “Share Limit”). The Shares subject to this Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.
4.2 Issuance of Shares. For purposes of Section 4.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. If any Shares subject to an Award granted under this Plan are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) Shares
The St. Joe Company | 2025 Proxy Statement A-4

repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Participant. With respect to Stock Appreciation Rights, if the payment upon exercise of a SAR is in the form of Shares, the Shares subject to the SAR shall be counted against the available Shares as one (1) Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.
4.3 Code Section 422 Limits. Subject to the provisions of Section 15 of this Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under this Plan is 500,000 Shares. Notwithstanding anything to the contrary in this Plan, the limitations set forth in this Section 4.3 shall be subject to adjustment under Section 15 of this Plan only to the extent that such adjustment will not affect the qualification of Incentive Stock Options under this Plan.
4.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of Shares sufficient to cover the Company’s obligations and contingent obligations to deliver Shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional Shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional Shares in settlements of Awards.
4.5 Annual Limit on Non-Employee Director Compensation. In each calendar year during any part of which this Plan is in effect, a Non-Employee Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the Grant Date fair value of such Awards for financial reporting purposes); provided that (i) the Committee may make exceptions to this limit, except that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Non-Employee Directors and (ii) for any calendar year in which a Non-Employee Director (a) first commences service on the Board, (b) serves on a special committee of the Board, or (c) serves as lead director or non-executive chair of the Board, such limit shall be increased to $1,000,000; provided, further, that the limit set forth in this Section 4.5 shall be applied without regard to Awards or other compensation, if any, provided to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate or was otherwise providing services to the Company or to any Affiliate other than in the capacity as a Non-Employee Director.
4.6 Minimum Vesting Schedule. A vesting period of at least one (1) year shall apply to all Awards issued under this Plan; provided that (i) an Award granted to a Non-Employee Director may vest on the earlier of (a) the date that is one (1) year following the date on which such Award is granted and (b) the first annual meeting of the Company’s stockholders that occurs following the date such Award is granted, provided that such vesting period may not be less than 50 weeks following the date such Award is granted, and (ii) up 5% of the Shares reserved for issuance under this Plan as of the Effective Date may be issued pursuant to Awards that do not comply with such minimum one (1) year vesting period or clause (i) of this Section 4.6.
5. Administration.
5.1 Authority of Committee. This Plan shall be administered, construed and interpreted by the Committee, which shall be appointed by and serve at the pleasure of the Board. Subject to the terms of this Plan and Applicable Laws, and in addition to other express powers and authorizations conferred on the Committee by this Plan, the Committee shall have full power and authority in its discretion to:
(i) designate Participants, determine eligibility for participation in this Plan and decide all questions concerning eligibility for, and the amount of, Awards under this Plan;
(ii) determine the type or types of Awards to be granted to a Participant;
(iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;
(iv) determine the timing, terms, and conditions of any Award;
(v) accelerate the time at which all or any part of an Award may be settled or exercised;
The St. Joe Company | 2025 Proxy Statement A-5

(vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
(vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;
(ix) make all determinations under this Plan concerning the termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such termination occurs by reason of Cause, Disability, death, or in connection with a Change in Control and whether a leave constitutes a termination of employment;
(x) interpret and administer this Plan and any instrument or Award Agreement relating to an Award made under this Plan;
(xi) except to the extent prohibited by Section 25.4, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;
(xii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and
(xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan, subject to the exclusive authority of the Board under this Section 5 to amend or terminate this Plan.
5.2 Delegation of Authority.
(i) Delegation With Respect to Awards. Subject to the terms of this Plan, the Committee’s charter and Applicable Law, the Committee may, but need not, delegate from time to time some or all of its authority under this Plan to a committee consisting of one (1) or more members of the Committee to (a) grant Awards, (b) to cancel, modify or waive rights with respect to Awards, or (c) to alter, discontinue, suspend or terminate Awards held by Participants; provided, however, that the Committee may not delegate its authority to take any action with respect to any Awards held by, or to be granted to, any individual who is subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 5.2 shall serve in such capacity at the pleasure of the Committee.
(ii) Delegation of Ministerial Functions. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.
5.3 Committee Discretion Binding. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.
5.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
The St. Joe Company | 2025 Proxy Statement A-6

5.5 Indemnification. To the maximum extent permitted by Applicable Laws and to the extent not covered by insurance directly insuring such person, each current and former employee or director of the Company shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such current or former employee’s or director’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification that the current or former employee or director may have under Applicable Law or under the by-laws of the Company or any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under this Plan.
6. Eligibility. The Committee may grant Awards under this Plan only to those persons that the Committee determines to be Eligible Individuals. An Eligible Individual who has been granted an Award, if otherwise eligible, may be granted additional Awards if the Committee shall so determine.
7. Options.
7.1 Types of Options. Each Option granted under this Plan may be designated by the Committee, in its sole discretion, either as (i) an Incentive Stock Option or (ii) as a Non-qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be re-designated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under this Plan will be deemed to be Incentive Stock Options to the extent that such Options meet the requirements of Section 422 of the Code.
7.2 Grant of Options. Subject to the terms and conditions of this Plan, the Committee may, at any time and from time to time, prior to the date of termination of this Plan, grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of Shares on such terms and conditions as the Committee may determine. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the Grant Date. All Options granted pursuant to this Plan shall be evidenced by an Award Agreement in such form or forms as the Committee shall determine. Award Agreements may contain different provisions, provided, however, that all such Award Agreements shall comply with all terms of this Plan.
7.3 Limitation on Incentive Stock Options.
7.3.1 Section 424 Employees. Incentive Stock Options may only be granted to Section 424 Employees. Subject to the terms and conditions of this Plan and the Award Agreement (including all vesting provisions and option periods), any and all Incentive Stock Options which an employee fails to exercise within ninety (90) days after the date said employee ceases to be a Section 424 Employee shall automatically be classified as Non-qualified Stock Options to the extent that said Options have not otherwise been terminated.
7.3.2 Ten Percent Shareholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under this Plan if such individual, at the time the Incentive Stock Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless (i) the exercise price for each Share subject to such Incentive Stock Option is at least one-hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant and (ii) such Incentive Stock Option is not exercisable after the fifth anniversary of the date of grant.
7.3.3 Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of Shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year, shall be treated as a Non-qualified Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of Shares for which Incentive Stock Options may be granted under this Plan and all such other plans.
The St. Joe Company | 2025 Proxy Statement A-7

7.3.4 Other Terms. Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.
7.4 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:
(i) The per Share exercise price of an Option shall be no less than one-hundred percent (100%) of the Fair Market Value per Share on the Grant Date.
(ii) Notwithstanding the foregoing, at the Committee’s discretion, Options may be granted in substitution and/or conversion of options or stock appreciation rights of an acquired entity, with a per Share exercise price of less than one-hundred percent (100%) of the Fair Market Value per Share on the date of such substitution and/or conversion if such exercise price is based on a formula set forth in the terms of such options/stock appreciation rights or in the terms of the agreement providing for such acquisition.
7.5 Option Period. Subject to the provisions of Sections 7.3 and 14.2, each Option granted pursuant to Section 7 under this Plan shall terminate and all rights to purchase Shares thereunder shall cease on the tenth (10th) anniversary of the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Award Agreement relating to such Option. Notwithstanding the foregoing, the Committee may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Committee in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed tenth (10) years.
7.6 Vesting. Each Award Agreement will specify the vesting schedule applicable to the Option granted thereunder. Notwithstanding the foregoing, the Committee may in its discretion provide that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.
7.7 Exercise of Option.
(i) Procedure for Exercise.
(a) Any Option granted hereunder shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Committee and set forth in the respective Award Agreement. Unless the Committee provides otherwise: (1) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return; and (2) an Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Participant’s return to active employment status.
(b) An Option shall be deemed exercised when the Company, or its agent appointed pursuant to 5.2(ii) receives (1) written, electronic or verbal, to the extent expressly permitted by the third party or Company, notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (2) full payment for the Shares with respect to which the related Option is exercised; and (3) with respect to Non-qualified Stock Option, payment of all applicable withholding taxes.
(c) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and the Participant’s spouse.
(d) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.
(ii) Rights as Shareholders. Unless provided otherwise by the Committee or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.
The St. Joe Company | 2025 Proxy Statement A-8

7.8 Form of Consideration. Unless provided otherwise in the Award Agreement, the following shall be deemed to be acceptable forms of consideration for exercising an Option:
(i) cash;
(ii) check or wire transfer (denominated in U.S. Dollars);
(iii) subject to any conditions or limitations established by the Committee in the applicable Award Agreement, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(iv) subject to any conditions or limitations established by the Committee in the applicable Award Agreement, withholding of Shares deliverable upon exercise, which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
(v) consideration received by the Company under a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure;
(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or
(vii) any combination of the foregoing methods of payment.
7.9 Transferability. No Incentive Stock Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution. No Non-qualified Stock Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution; provided, however, that the Committee may permit the transfer of Non-qualified Stock Options to a “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8. Any Option assigned or transferred pursuant to this Section 7.9 shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer and may not be subsequently transferred other than by will or the laws of descent and distribution.
8. Restricted Stock.
8.1 Grant of Restricted Stock. Subject to the provisions of this Plan, the Committee may grant Shares of Restricted Stock. Each grant of Restricted Stock shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.
8.2 Issue Date and Vesting Date. At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date(s) and a Vesting Date(s) with respect to such Restricted Stock. The Committee may divide an Award of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. Shares of Restricted Stock shall be issued in accordance with the provisions of Section 8.4. Provided that all conditions to the vesting of a Share of Restricted Stock imposed pursuant to Section 8.3 are satisfied, upon the occurrence of the Vesting Date with respect to a Share of Restricted Stock, such Share of Restricted Stock shall vest.
8.3 Vesting. At the time of the grant of a Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of Restricted Stock, that the Participant or the Company achieve certain performance criteria, the Common Stock attain certain stock price or prices, or such other criteria to be specified by the Committee at the time of the grant of such Restricted Stock in the applicable Award Agreement.
The St. Joe Company | 2025 Proxy Statement A-9

8.4 Issuance of Certificates.
(i) Reasonably promptly after the Issue Date with respect to Restricted Stock, the Company shall cause to be issued and delivered, either physically or electronically Shares, registered in the name of the Participant to whom such Shares were granted; provided that the Company shall not cause a physical stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such Shares. Each stock certificate representing unvested Shares of Restricted Stock shall bear the following legend:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE ST. JOE COMPANY 2025 PERFORMANCE AND EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND THE ST. JOE COMPANY. A COPY OF THIS PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE ST. JOE COMPANY. SUCH LEGEND SHALL NOT BE REMOVED FROM THE CERTIFICATE EVIDENCING SUCH SHARES UNTIL SUCH SHARES VEST PURSUANT TO THE TERMS HEREOF.”
(ii) To the extent that the Shares of Restricted Stock are delivered electronically, the Company may make such provisions as it deems necessary to ensure that each Share of Restricted Stock is subject to the same terms and conditions as Shares that are represented by a physical stock certificate. Each certificate issued pursuant to Section 8.4(i) hereof, together with the stock powers relating to the Shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.
8.5 Dividends and Splits. As a condition to the grant of an Award of a Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of a Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed. Any dividends payable with respect to Restricted Stock that does not vest shall be forfeited and the Award Agreement may specify other terms and conditions related to dividends.
8.6 Consequences Upon Vesting. Upon the vesting of a Share of a Restricted Stock pursuant to the terms hereof, the vesting restrictions shall cease to apply to such Share. Reasonably promptly after a Share of a Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such Shares were granted, a either (i) a certificate evidencing such Shares or (ii) an electronic issuance evidencing such Shares, together with any other property of the Participant held by the custodian pursuant to Section 8.4 hereof; provided, however, that to the extent that the Participant is then subject to Stock Ownership Guidelines and that such Shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such Shares (i) shall be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE ST. JOE COMPANY STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each Share is subject to the same terms and conditions as Shares that are represented by a physical stock certificate.
9. Restricted Stock Units.
9.1 Grant of Restricted Stock Units. Subject to the terms of this Plan, the Committee may grant Awards of Restricted Stock Units or RSUs. An Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. At the time an Award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest. Each grant of a RSU shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.
The St. Joe Company | 2025 Proxy Statement A-10

9.2 Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Company shall pay dividend equivalent rights with respect to RSUs, in which case, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Shares underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The Participant shall be paid the amounts or other property credited to such account only upon vesting of the RSU.
9.3 Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as the Shares are issued to the Participant.
9.4 Consequences Upon Vesting. Reasonably promptly after the vesting of RSUs, the Company shall cause to be issued and delivered to the Participant a number of Shares equal to the number of RSUs that vested, and either (i) a certificate evidencing such Shares or (ii) an electronic issuance evidencing such Shares, together with any other property of the Participant held by the custodian pursuant to Section 9.2 hereof; provided, however, that to the extent that the Participant is then subject to Stock Ownership Guidelines and that such Shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such Shares (i) shall be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE ST. JOE COMPANY STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each Share is subject to the same terms and conditions as Shares that are represented by a physical stock certificate.
10. Stock Appreciation Rights.
10.1 Grant of Stock Appreciation Rights. Subject to the terms of this Plan, any Option granted under this Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.
10.2 Vesting. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee. Notwithstanding the above, a SAR shall not be exercisable by a person subject to Section 16(b) of the Exchange Act for at least six (6) months following the date the SAR is granted.
10.3 Failure to Exercise. If on the last day of the Option period (or in the case of a SAR independent of an Option, the SAR period established by the Committee), the Fair Market Value of the stock exceeds the exercise price, the Participant has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
10.4 Payment. The amount of additional compensation which may be received pursuant to the Award of one (1) SAR is the excess, if any, of the Fair Market Value of one (1) Share on the Appreciation Date over the exercise price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one (1) Share on the date the SAR is granted, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional Shares shall be settled in cash.
10.5 Designation of Appreciation Date. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.
10.6 Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten (10) years after the date on which the SAR was awarded.
The St. Joe Company | 2025 Proxy Statement A-11

11. Stock Bonuses. Subject to the provisions of this Plan, the Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Shares granted as a Stock Bonus shall be issued in certificated form or electronically and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.
12. Performance Awards.
12.1 Grant of Performance Awards. Subject to the terms of this Plan, the Committee may grant Performance Awards to any officer or employee of the Company or its Subsidiaries. The provisions of Performance Awards need not be the same with respect to all Participants. A Performance Award may consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Stock or Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of one (1) or more performance criteria as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.
12.2 Terms and Conditions.
(i) Each Performance Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for establishing the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Performance Award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. In the event the Committee provides for dividends or dividend equivalents to be payable with respect to any Performance Awards denominated in Shares, actual payment of such dividends or dividend equivalents shall be conditioned upon the performance goals underlying the Performance Award being met.
(ii) The maximum amount payable under a Performance Award that is settled for cash may be a multiple of the target amount payable.
12.3 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Performance Award, which criteria may be based on financial performance and/or personal performance evaluations. The applicable performance measurement period may not be less than three (3) months nor more than ten (10) years.
12.4 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one (1) or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or a per share basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow, tower cash flow or equity free cash flow; (ii) earnings (including gross margin, EBITDA (earnings before interest, taxes, depreciation and amortization)); (iii) earnings per share; (iv) growth in earnings, cash flow, revenue, gross margin, operating expense or operating expense as a percentage of revenue; (v) stock price; (vi) return on equity or average shareholder equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit, net operating profit or controllable operating profit; (xv) operating margin or operating expense or operating expense as a percentage of revenue; (xvi) return on operating revenue; (xvii) market share or customer indicators; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (xxiii) succession plan development and implementation; (xxiv) acquisitions consummated; (xxv) improvement in productivity or workforce diversity; (xxvi) attainment of objective operating goals and employee metrics; (xxvii) economic value added; and (xxviii) any other similar criteria. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its Subsidiaries. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets.
The St. Joe Company | 2025 Proxy Statement A-12

12.5 Timing and Form of Payment. The Committee shall determine the timing of payment of any Performance Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect (in a manner consistent with Section 409A) for the payment of any Performance Award to be deferred to a specified date or event.
13. Other Stock-Based Awards. Awards of Shares, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Awards may be made alone or in addition to or in connection with any Option, Restricted Stock Unit or any other Award granted hereunder. The Committee may determine the terms and conditions of any such Award. Each Award shall be evidenced by an Award Agreement that shall specify the number of Shares subject to the Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Committee shall determine.
14. Effect of Termination of Service on Awards.
14.1 Termination of Employment. The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
14.2 Termination of Employment Without Cause. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with the Company, a Subsidiary or Affiliate, other than by reason of Cause, death or Disability, any Option or SAR granted to such Participant which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed ninety (90) days after such termination. Upon such termination, (i) the Participant’s unvested Options or SARs shall expire and the Participant shall have no further right to exercises such Options or SARs and (ii) any other Award that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. Notwithstanding the provisions of this Section 14.2, the Committee may provide, by rule or regulation, in any Award Agreement, or in any individual case, in its sole discretion, that following the termination of employment or service of a Participant with the Company, a Subsidiary or Affiliate, other than a termination resulting from Cause, a Participant may (i) exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 7.5 above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to the applicable Award Agreement and (ii) any restrictions or forfeiture conditions relating to the vesting of an Award shall be waived in whole or in part in the event of such termination.
14.3 Termination of Employment for Cause. Upon termination of the employment or other service of a Participant with the Company, a Subsidiary or Affiliate, as the case may be, for Cause, (i) any Option or SAR granted to the Participant shall expire immediately and the Participant shall have no further right to exercise such Option or SAR, as the case may be and (ii) any other Award that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. The Committee shall determine whether Cause exists for purposes of this Plan.
14.4 Termination of Employment by Disability or Death. Unless otherwise provided in an Award Agreement, if a Participant’s employment or service with the Company, the Subsidiary or Affiliate, as the case may be, terminates by reason of Disability or death, all outstanding Options and SARs held by the Participant at the time of death or Disability (the “Date of Termination by Death or Disability”) shall immediately vest and, (i) in the case of termination by Disability, the Participant, or (ii) in the case of termination by death, the Participant’s estate, the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option (whichever is applicable), has the right, at any time prior to the one (1) year anniversary of the Date of Termination by Death or Disability to exercise, in whole or in part, any portion of the Options or SARs held by the Participant on the Date of Termination by Death or Disability. Unless otherwise provided in an Award Agreement, if a Participant’s employment or service with the Company, the Subsidiary or Affiliate, as the case may be, terminates by reason of Disability or death, any time-based restrictions applicable to any outstanding Award shall be deemed waived. To the extent that any Award is subject to forfeiture based upon the achievement of performance requirements, the Committee shall, (i) determine the extent to which such performance requirements have been met as of the Date of Termination by Death or Disability based upon such audited or unaudited financial information then available or other information as it deems relevant, and (ii) cause to be paid to each Participant partial or full Awards with respect to such RSU or Restricted Stock based upon the Committee’s determination of the degree of attainment of the applicable performance requirements.
The St. Joe Company | 2025 Proxy Statement A-13

14.5 Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries or Affiliates, as the case may be, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Committee otherwise provides or Applicable Laws otherwise require. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.
14.6 Effect of Change of Entity Status. Unless otherwise provided in an Award Agreement or by the Committee, in its sole and absolute discretion, on a case-by case basis, for purposes of this Plan and any Award, if an entity ceases to be a Subsidiary or Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Individual in respect of such Subsidiary or Affiliate who does not continue as an Eligible Individual in respect of another entity within the Company or another Subsidiary or Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.
15. Recapitalization, Change In Control And Other Corporate Events.
15.1 Recapitalization. If the outstanding Shares are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, or reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, a corresponding appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of Shares available under this Plan, (ii) in the number and kind of Shares issuable upon exercise or vesting of an outstanding Award or upon termination of the Restriction Period applicable to a Restricted Stock Unit granted under this Plan, and (iii) in the exercise price per Share of outstanding Options granted under this Plan.
15.2 Reorganization. Unless otherwise provided in an Award Agreement, in the event of a Reorganization of the Company, the Committee may, in its sole and absolute discretion, provide on a case-by-case basis that some or all outstanding Awards shall become immediately exercisable, vested or entitled to payment. In the event of a Reorganization of the Company the Committee may, in its sole and absolute discretion, provide on a case-by-case basis that Options shall terminate upon the Reorganization, provided however, that the Participant shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Committee does not terminate an Option upon a Reorganization of the Company then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of Shares or other securities or property to which a holder of Shares would have been entitled to upon such Reorganization.
15.3 Change in Control. With respect to any Award, other than a Performance Award, in connection with a Change in Control, the Board or Committee may, in its discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control: (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Awards and terminate any restrictions on Awards; or (iii) provide for the cancellation of Awards for a cash payment per Share/unit in an amount based on Fair Market Value of the Award with reference to the Change in Control, which amount may be zero. In the event of a Change in Control, (a) any outstanding Performance Awards relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (b) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall, (i) determine the extent to which Qualifying Performance Criteria with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Qualifying Performance Criteria for each such Performance Period based upon the Committee’s determination of the degree of attainment of Qualifying Performance Criteria, and (c) the Company shall pay all such Performance Awards in cash promptly.
15.4 The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant’s rights under this Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
The St. Joe Company | 2025 Proxy Statement A-14

15.5 Adjustments. Adjustments under this Section 15 related to stock or securities of the Company shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share or unit.
15.6 No Limitations. The grant of an Award pursuant to this Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
16. Clawbacks. All Awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the Company’s Clawback Policy or similar policies (each as amended from time to time) or any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of the Company’s Clawback Policy or similar policies (each as amended from time to time), as applicable, that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
17. Ownership and Transfer Restrictions. The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of Shares received pursuant to any Award at it deems appropriate, including any restrictions as may be imposed pursuant to the Company’s Stock Ownership Guidelines or Insider Trading Policy. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such Shares. The holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such holder or (ii) one (1) year after the transfer of such Shares to such holder.
18. Limitations on Re-Pricing and Exchange of Options and SARs. The approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the matter, or by written consent in accordance with applicable state law and the Articles of Incorporation and Bylaws of the Company shall be required for (i) the re-pricing of any Option or SAR granted under this Plan, or (ii) the exchange of any outstanding Option or SAR granted under this Plan for a new Option with an exercise price that is lower than the exercise price of the Option or SAR that is surrendered by the Participant.
19. No Personal Loans or Reloads. No Award shall provide for a personal loan to a Participant, including for payment of the exercise price of an Option or withholding taxes relating to any Award. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.
20. Disclaimer of Rights. No provision in this Plan, any Award granted or any Award Agreement entered into pursuant to this Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Participant, at any time, or to terminate any employment or other relationship between any individual and the Company. A holder of an Award shall not be deemed for any purpose to be shareholder of the Company with respect to such Award except to the extent that such Award shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder, or except as expressly provided by the Committee in writing. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 15 hereof.
21. Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under this Plan.
The St. Joe Company | 2025 Proxy Statement A-15

22. Securities Matters.
22.1 Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing the Common Stock issued pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authority and the requirements of any securities exchange on which Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Common Stock pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. To the extent that there is not an effective registration statement available for the issuance of Shares upon the vesting of a RSU or the exercise of an Option, the Company may, in its sole discretion, deliver Shares that are subject to additional transferability restrictions pursuant to the Securities Act of 1933, as amended and may make such provisions as it deems necessary to ensure compliance by the Participant with such restrictions.
22.2 The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise is in compliance with all Applicable Laws, regulations of governmental authority and the requirements of any securities exchange on which Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Common Stock pursuant thereto to be made pursuant to registration or an exemption from the registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
23. Withholding Obligation. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option or SAR, the vesting of any Restricted Stock or RSU or the grant of Common Stock pursuant to an Award. The Award Agreement may provide, subject to any limitations set forth therein, that the following forms of consideration may be used in by the Participant for payment of any withholding due: cash or check, other Shares (not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) and which have a Fair Market Value on the date of surrender equal to the amount of withholding due; withholding of Shares deliverable upon exercise or vesting, which have a Fair Market Value on the date of surrender equal to the amount of withholding due; consideration received by the Company under a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure, acceptable to the Committee; such other consideration and method of payment for the withholding due to the extent permitted by Applicable Laws; or any combination of the foregoing methods of payment.
24. Plan Construction.
24.1 Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act or its successors under the Exchange Act. Notwithstanding any other provision of this Plan, this Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.
24.2 Code Section 409A Compliance. This Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and applicable Treasury regulations and other official guidance thereunder (“Section 409A”). Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A shall be deemed to be amended to comply with or be exempt from Section 409A and, to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest
The St. Joe Company | 2025 Proxy Statement A-16

solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.
24.3 No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award.
25. Amendment And Termination of this Plan.
25.1 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.
25.2 Shareholder Approval. To the extent then required by Applicable Laws or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
25.3 Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of, or limitations on, Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 5 and 26.4, may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a re-pricing of an Award is subject to the limitations set forth in Section 18.
25.4 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change.
25.5 Suspension or Termination of Award. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of this Plan or the Award Agreement executed by such Participant evidencing an Award, unless such failure is remedied by such Participant within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee may determine.
26. Notices. Any communication or notice required or permitted to be given under this Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Stock Plan Administrator, and if to the Participant, to the address of the Participant as appearing on the records of the Company.
27. Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company. Awards may be granted to Eligible Individuals in substitution for or in connection with an assumption of stock-based awards granted by other entities to persons who are or who will become Eligible Individuals in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any Shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of Shares available for issuance under this Plan. Any adjustment, substitution or assumption made pursuant to this Section 27 shall be made in a manner that, in the good faith determination of the Committee, will not likely result in the imposition of additional taxes or interest under Section 409A.
The St. Joe Company | 2025 Proxy Statement A-17

28. Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 28 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
29. Governing Law; Severability.
29.1 Violations of Law. The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the individual holding the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option, the exercise of an Option or the issuance of Shares pursuant to the exercise of an Option or expiration of a Restriction Period to comply with any law or regulation of any governmental authority.
29.2 Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to conflicts of laws thereof.
29.3 Severability. If any provision of this Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
The St. Joe Company | 2025 Proxy Statement A-18

THE ST. JOE COMPANY
130 RICHARD JACKSON BLVD.
SUITE 200
PANAMA CITY BEACH, FL 32407
ATTN: ELIZABETH J. WALTERS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 12, 2025. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors - Nominees for a one-year term of office expiring at the 2026 Annual Meeting or until his or her successor is elected and qualified:

Nominees	For	Against	Abstain
1a. Cesar L. Alvarez	☐	☐	☐
1b. Howard S. Frank	☐	☐	☐
1c. Rhea Goff	☐	☐	☐
1d. Jorge L. Gonzalez	☐	☐	☐
1e. Thomas P. Murphy, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐
4. Approval of The St. Joe Company 2025 Performance and Equity Incentive Plan.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000659467_1 R1.0.0.2

If you plan to attend the meeting, please see Questions and Answers About Voting at the Annual Meeting and Related Matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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THE ST. JOE COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 13, 2025

The shareholder(s) hereby appoint(s) Howard S. Frank and Jorge L. Gonzalez, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The St. Joe Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on May 13, 2025 at the Embassy Suites by Hilton Panama City Beach Resort, 16006 Front Beach Road, Panama City Beach, Florida 32413, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted as directed by the shareholder(s). If no such directions are made, this proxy will be voted ÒFORÓ each of the director nominees named in proposal 1 and ÒFORÓ proposals 2, 3 and 4, all as described on the reverse side. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. This proxy will revoke all prior proxies signed by you.

Continued and to be signed on reverse side

0000659467_2 R1.0.0.2